UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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RAMBUS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 23, 2015

To our stockholders:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Rambus Inc. The Annual Meeting will be held on:

Date:	Thursday, April 23, 2015

Time:	9:00 a.m., Pacific Time

Place:	Attend the annual meeting online, including voting and submitting questions, at www.virtualshareholdermeeting.com/RMBS2015.

The following matters will be voted on at the Annual Meeting:

1.	Election of three Class II directors;

2.	Advisory vote to approve named executive officer compensation;

3.	Approval of our 2015 Equity Incentive Plan;

4.	Approval of our 2015 Employee Stock Purchase Plan;

5.	Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm; and

6.	Such other business as may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

We are not aware of any other business to come before the meeting.

These items of business are more fully described in the Proxy Statement which is available at www.proxyvote.com. This notice, the Notice of Internet Availability, the 2014 Annual Report and our Proxy Statement for our 2015 annual stockholder meeting and form of proxy are being made available to stockholders on March 11, 2015.

Only stockholders of record as of February 27, 2015, may vote at the Annual Meeting. Whether or not you plan to attend the meeting, please vote at www.proxyvote.com, call 1-800-690-6903 or complete, sign, date and return the proxy card. Returning the proxy card does NOT deprive you of your right to attend the meeting and to vote your shares at the meeting. The Proxy Statement explains proxy voting and the matters to be voted on in more detail. Please read our Proxy Statement carefully. We look forward to your attendance at the Annual Meeting.

By Order of the Board of Directors
Jae Kim
Senior Vice President, General Counsel and Secretary

Sunnyvale, California

March 11, 2015

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE AT WWW.PROXYVOTE.COM, AS INSTRUCTED ON THE PROXY CARD OR THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, CALL 1-800-690-6903, OR COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD AS PROMPTLY AS POSSIBLE

RAMBUS INC.

PROXY STATEMENT

FOR

2015 ANNUAL MEETING OF STOCKHOLDERS

i

RAMBUS INC.

PROXY STATEMENT

FOR

2015 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors of Rambus Inc. (“Rambus,” “we,” “us” or the “Company”) is providing these proxy materials to you for use at our 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, April 23, 2015 at 9:00 a.m. Pacific Time, and at any postponement or adjournment of the meeting. The purpose of the Annual Meeting is described in the Notice of Annual Meeting of Stockholders.

The Annual Meeting will be held virtually via the Internet at www.virtualshareholdermeeting.com/RMBS2015. You will be able to vote and submit questions during the meeting.

Our principal executive offices are located at 1050 Enterprise Way, Suite 700, Sunnyvale, California 94089; our telephone number is (408) 462-8000. The Notice of Internet Availability (the “Internet Notice”) was first mailed on or about March 11, 2015 to stockholders of record as of February 27, 2015 and these proxy solicitation materials combined with the Annual Report for the fiscal year ended December 31, 2014, including our Annual Report on Form 10-K for the year ended December 31, 2014 (the “Form 10-K”) were first made available to you on the Internet, on or about March 11, 2015. We maintain a website at www.rambus.com. The information on our website is not a part of this Proxy Statement.

GENERAL INFORMATION ABOUT THE MEETING

Who May Attend

You may attend the Annual Meeting if you owned your shares, either as a stockholder of record or as a beneficial owner as described below, as of the close of business on February 27, 2015 (the “Record Date”).

Stockholders of Record. If your shares are registered directly in your name, then you are considered to be the stockholder of record with respect to those shares, and we are sending these proxy materials directly to you. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/RMBS2015. Stockholders may vote and submit questions while attending the meeting on the Internet.

Beneficial Owners. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and your broker or nominee is forwarding these proxy materials to you. Your broker or nominee is considered to be the stockholder of record with respect to those shares.

Internet Notice	Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), we have provided access to our proxy materials over the Internet. Accordingly, the Internet Notice has been sent to our stockholders of record and beneficial owners as of the Record Date. Instructions on how to access the proxy materials over the Internet or to request a printed copy by mail may be found on the Internet Notice. In addition, the Internet Notice provides information on how stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

By accessing the proxy materials on the Internet or choosing to receive your future proxy materials by email, you will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders’ meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. If you choose to receive future proxy materials by mail, you will receive a paper copy of those materials, including a form of proxy. Your election to receive proxy materials by mail or email will remain in effect until you notify us that you are changing or terminating your request.

Who May Vote

You may vote at the Annual Meeting if you owned your shares, either as a stockholder of record or as a beneficial owner, as of the close of business on the Record Date. As of that date, we had a total of 115,418,949 shares of common stock outstanding, which were held of record by 577 stockholders. You are entitled to one vote for each share of our common stock that you own.

As of the Record Date, we had no shares of preferred stock outstanding.

Voting Your Proxy

Stockholders of Record. If you hold your shares in your own name as a holder of record, you may instruct the proxy holders how to vote your common stock by:

•    voting via the internet at www.proxyvote.com;

•    voting by telephone at 1-800-690-6903; or

•    voting by mail (if you requested printed copies of the proxy materials to be mailed to you), by completing, signing, dating and mailing the proxy card in the postage-paid envelope provided.

Even if you vote your shares by proxy, you may also choose to attend the Annual Meeting and vote your shares in person. If you provide instructions in your completed proxy card, the proxy holders will vote your shares in accordance with those instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted “FOR” all of the proposals described herein.

Beneficial Owners. If you are the beneficial owner of shares held in street name, you have the right to direct your broker how to vote. Your broker or nominee has enclosed with these materials or provided voting instructions for you to use in directing the broker or nominee how to vote your shares.

You are invited to attend the Annual Meeting and vote your shares at the Annual Meeting.

Discretionary Voting Power; Matters to be Presented

We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, the proxy holders can vote your shares on the new meeting date as well, unless you have subsequently revoked your proxy.

Changing Your Vote

Stockholders of Record. If you would like to change your vote you can do so in the following ways:

•    deliver written notice of your revocation to our Secretary/General Counsel prior to the Annual Meeting;

•    deliver a properly executed, later dated proxy prior to the Annual Meeting;

•    vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted); or

•    attend the Annual Meeting and vote at the meeting.

Please note that your attendance at the meeting in and of itself is not enough to revoke your proxy.

Beneficial Owners. If you instructed a broker or nominee to vote your shares following the directions originally included with these materials or provided to you, you can change your vote only by following your broker or nominee’s directions for doing so.

Cost of this Proxy Solicitation	We will bear the cost of this proxy solicitation. In addition to soliciting proxies by mail, our directors, officers and employees may solicit proxies in person or by telephone. None of these individuals will receive any additional or special compensation for doing this, but they may be reimbursed for reasonable out-of-pocket expenses. We have also hired Morrow & Co., LLC to help us solicit proxies from brokers, bank nominees and other institutional owners. We expect to pay Morrow & Co., LLC a fee of up to approximately $9,000 for its services, and we will reimburse certain out-of-pocket expenses.

Meeting Quorum	The Annual Meeting will be held if a majority of our outstanding shares of common stock entitled to vote are represented at the meeting or by proxy.

Our Voting Recommendations

When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the directions of the stockholder. However, if no specific instructions are given, the shares will be voted in accordance with the following recommendations of our Board of Directors:

•    “FOR” the election of Ronald Black, Penelope A. Herscher and Eric Stang as Class II directors;

•    “FOR” the advisory vote to approve named executive officer compensation, as disclosed in this Proxy Statement;

•    “FOR” the approval of our 2015 Equity Incentive Plan;

•    “FOR” the approval of our 2015 Employee Stock Purchase Plan; and

•    “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

Abstentions and Broker Non-Votes

We treat shares that are voted “ABSTAIN” in person or by proxy as being:

•    present for purposes of determining whether or not a quorum is present at the Annual Meeting; and

•    entitled to vote on a particular subject matter at the Annual Meeting.

In the election of directors, any vote you make that is “ABSTAIN” for any nominee will not impact the election of that nominee. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted.

For the other proposals, an “ABSTAIN” vote is the same as voting against the proposal.

If you hold your common stock through a broker, the broker may be prevented from voting shares held in your brokerage account on some proposals (a “broker non-vote”) unless you have given the broker voting instructions. Thus, if you hold your common stock through a broker, it is critical that you cast your vote if you want it to count. If you hold your common stock through a broker and you do not instruct your broker how to vote on Proposals One, Two, Three and Four, it will be considered a broker non-vote and no votes will be cast on your behalf with respect to such Proposals. Shares that are subject to a broker non-vote are counted for purposes of determining whether a quorum exists but do not count for or against any particular proposal.

Your broker will continue to have discretion to vote any uninstructed shares on Proposal Five, the Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm.

Procedure for Submitting Stockholder Proposals

Stockholders may present proposals for action at a future annual meeting only if they comply with the requirements of our bylaws and the proxy rules established by the SEC.

Stockholder proposals, including nominations for the election of directors, which are intended to be presented by such stockholders at our 2016 Annual Meeting of Stockholders must be received by us no later than November 13, 2015 to be considered for inclusion in the proxy statement and proxy card relating to that meeting.

In addition to the SEC rules, our bylaws establish an advance notice procedure for proposals that a stockholder wants to have included in our proxy statement relating to a meeting or to have brought before the meeting. To be timely, a stockholder proposal must be received by the Company’s Secretary/General Counsel at the principal executive offices of the Company not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting. However, if no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then notice must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting, or the tenth day following the day on which public announcement of the date of such annual meeting is first made.

Moreover, your notice must contain specific information concerning the matters to be brought before the meeting. We urge you to read our bylaws in full in order to understand the requirements of bringing a proposal or nomination.

A copy of the full text of the bylaw provision relating to our advance notice procedure may be obtained by writing to our Secretary/General Counsel or by accessing a copy of our bylaws, which are publicly available at http://www.sec.gov. All notices of proposals by stockholders, whether or not included in proxy materials, should be sent to Rambus Inc., 1050 Enterprise Way, Suite 700, Sunnyvale, California 94089, Attention: Secretary.

Communication With the Board of Directors

Our Board of Directors may be contacted by writing to them via regular mail at Board of Directors, Rambus Inc., 1050 Enterprise Way, Suite 700, Sunnyvale, California 94089. If you wish to contact our Board of Directors or any member of the Audit Committee to report questionable accounting or auditing matters you may do so anonymously by using this mailing address and designating the communication as “confidential.”

Our process for handling communications to our Board of Directors is as follows:

Any stockholder communications that our Board of Directors receives will first go to our Secretary/General Counsel, who will log the date of receipt of the communication as well as (for non-confidential communications) the identity of the correspondent in our stockholder communications log.

Unless the communication is marked “confidential,” our Secretary/General Counsel will review, summarize and, if appropriate, draft a response to the communication in a timely manner. The summary and response will become part of the stockholder communications log that our Secretary/General Counsel maintains with respect to all stockholder communications.

Our Secretary/General Counsel will then forward the stockholder communication along with the memo to the member(s) of our Board of Directors (or committee chair if the communication is addressed to a committee) for review.

Any stockholder communication marked “confidential” will be logged by our Secretary/General Counsel as “received” but will not be reviewed, opened or otherwise held by our Secretary/General Counsel. Such confidential correspondence will be immediately forwarded to the addressee(s) without a memo or any other comment by our Secretary/General Counsel.

Annual Meeting Attendance	Members of our Board of Directors are invited but not required to attend the Annual Meeting of Stockholders. The 2014 Annual Meeting of Stockholders was attended by the following members of our Board of Directors: Ms. Herscher and Messrs. Bentley, Black, Kissner, Shrigley and Stang.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy. If your proxy statement is being householded and you would like to receive separate copies, or if you are receiving multiple copies and would like to receive a single copy, please contact Investor Relations at Rambus Inc., 1050 Enterprise Way, Suite 700, Sunnyvale, California 94089, Attention: Secretary, or ir@rambus.com, or place a collect call to the Company, at (408) 462-8000, and direct the call to the Investor Relations Department.

Delivery of Proxy Materials	To receive current and future proxy materials, such as annual reports, proxy statements and proxy cards, in either paper or electronic form, please contact Investor Relations at ir@rambus.com or http://investor.rambus.com, or place a collect call to the Company, at (408) 462-8000, and direct the call to the Investor Relations Department.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 23, 2015

The Notice and Proxy Statement, Annual Report to Stockholders and Form 10-K Combo document are available at www.proxyvote.com. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Our Board of Directors is currently composed of seven members who are divided into two classes with overlapping two-year terms. As of the date of this proxy statement, we have four Class I directors and three Class II directors, as noted under “Nominees” below. At each annual meeting of stockholders, a class of directors is elected for a term of two years to succeed those directors whose terms expire on the annual meeting date. A director serves in office until his or her respective successor is duly elected and qualified or until his or her death or resignation. Any additional directorships resulting from an increase in the number of directors will be distributed among the two classes so that, as nearly as possible, each class will consist of an equal number of directors. Any vacancy occurring mid-term will be filled by a person selected by a majority of the other current members of the Board of Directors. There is no family relationship between any of our directors.

Nominees

Three Class II directors are to be elected at the Annual Meeting for a two-year term ending in 2017. Based upon the recommendation of our Corporate Governance/Nominating Committee, our Board has nominated: Ronald Black, Penelope A. Herscher and Eric Stang for election as Class II directors.

If any of Ronald Black, Penelope A. Herscher and Eric Stang is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for a substitute nominee or nominees designated by the Board of Directors.

Vote Required	The Company’s bylaws require that each director be elected by the majority of votes cast with respect to such director in uncontested elections. The Board of Directors, after taking into consideration the recommendation of the Corporate Governance and Nominating Committee of the Board, will determine whether or not to accept the pre-tendered resignation of any nominee for director, in an uncontested election, who receives a greater number of votes “AGAINST” his or her election than votes “FOR” such election. There are no cumulative voting rights in the election of directors. Stockholders as of the Record Date may vote their shares for or against some, all or none of the Class II nominees.

Information About Nominees and Other Directors

The members of our Board of Directors have deep executive and board leadership experience derived from their respective tenures as executives and directors of technology companies of various sizes. The following table contains information regarding the Class II nominees and other directors as of February 27, 2015. This information includes the specific experience, qualifications, attributes and skills that led to the Board of Directors’ conclusion that the person should serve as a director.

Nominees for Class II Directors

Name	Age	Principal Occupation and Business Experience
Ronald Black, Ph.D.	51	Dr. Black has served as our chief executive officer and president since June 2012 and as a director since July 2012. Dr. Black was previously the Managing Director of R.D. Black & Company, a consulting firm, since August 2011. From September 2010 to August 2011, Dr. Black was the Chief Executive Officer of MobiWire, formerly Sagem Wireless, a privately-held mobile handset company headquartered near Paris, France

Name	Age	Principal Occupation and Business Experience

that offers products and services to original equipment manufacturers and mobile network operators in the mobile phone marketplace. From June 2009 to October 2010, Dr. Black served as Chairman and CEO of UPEK, Inc. Dr. Black currently serves as a board member of EnOcean GmbH, a German-based company that manufactures and markets energy harvesting technology, sensors, and radio frequency communication.

From September 2010 to November 2012, he served as a board member of AuthenTec, Inc., which he joined following the AuthenTec-UPEK merger in September 2010 and from 2007 to 2013, he served as a board member of Inside Contactless, a France-based company engaged in the semiconductors and information technology industry. From September 2004 to June 2009, he was chief executive officer of Wavecom S.A., a publicly traded French wireless solutions company. Dr. Black holds a Bachelor of Science, a Masters of Science, and a Ph.D. in materials science and engineering from Cornell University in Ithaca, N.Y.

Dr. Black’s status as our chief executive officer, his record as a leader of various technology companies, both domestic and foreign, and his deep technical expertise led the Board of Directors to conclude that he should serve as a director.

Penelope A. Herscher	54

Ms. Herscher has served as a director since July 2006. She currently holds the position of president and chief executive officer of FirstRain, Inc., a custom-configured, on-demand intelligence services firm, which she joined in 2005. Ms. Herscher previously held the position of executive vice president and chief marketing officer at Cadence Design Systems from 2002 to 2003, and executive vice president and general manager, Design and Verification Business during the second half of 2003. From 1996 to 2002, Ms. Herscher was president and chief executive officer of Simplex Solutions, which was acquired by Cadence in 2002. Before Simplex, she was an executive at Synopsys for eight years and started her career as an R&D engineer with Texas Instruments. She holds a M.A. with honors in Mathematics from Cambridge University in England. Ms. Herscher serves on the boards of FirstRain, JDS Uniphase, Inc. and several non-profit institutions.

Ms. Herscher’s experience as chief executive officer of technology companies, the successful sale of a company under her leadership to a larger technology company and her years of business and leadership experience led the Board of Directors to conclude that she should serve as a director.

Eric Stang	55	Mr. Stang has served as a director since July 2008 and has served as Chairman of the Board since March 2013. Mr. Stang currently serves as chairman, president and chief executive officer of Ooma, Inc., a cloud-based communications and connected services company. He has held the position of Chairman since December 2014 and the positions of President, chief executive officer and director since January 2009. Prior to joining Ooma, Mr. Stang served as a director, chief executive officer and president

Name	Age	Principal Occupation and Business Experience

of Reliant Technologies, Inc., a developer of medical technology solutions for aesthetic applications, from 2006 to 2008. Mr. Stang previously served as chief executive officer and president of Lexar Media, Inc., a provider of solid state memory products from 2001 to 2006 and Chairman from 2004 to 2006. Mr. Stang received his A.B. from Stanford University and M.B.A. from the Harvard Business School. Mr. Stang also serves on the board of Invensense and several private companies.

Mr. Stang’s experience as chief executive officer of high technology companies, his prior experience in the memory products market and his years of business and leadership experience led the Board of Directors to conclude that he should serve as a director.

The Board unanimously recommends that you vote “FOR” the election to the Board of Directors of each of the nominees proposed above.

Incumbent Class I Directors Whose Terms Expire in 2016

Name	Age	Principal Occupation and Business Experience
J. Thomas Bentley	65

Mr. Bentley has served as a director since March 2005, and has served as Chairman of the Board from June 2011 to March 2013. He served as a managing director at SVB Alliant (formerly Alliant Partners), a mergers and acquisitions firm, since he co-founded the firm in 1990 until October 2005. Mr. Bentley holds a B.A. in Economics from Vanderbilt University and an M.S. in Management from the Massachusetts Institute of Technology. Mr. Bentley currently serves on the board of Nanometrics, Inc.

Mr. Bentley’s financial expertise and years of business and leadership experience, including fifteen years as a co-founder of a financial advisory firm, allow him to provide strategic guidance to us and led the Board of Directors to conclude that he should serve as a director. In addition, our Board of Directors’ determination that Mr. Bentley is the Audit Committee “financial expert” lends further support to his financial acumen and qualifications for serving on our Board of Directors.

E. Thomas Fisher	60

Mr. Fisher has served as a director since January 2015. He is currently senior vice president and chief information officer (“CIO”) of Global Commercial Cloud Services at Oracle Corporation and has held the position since June 2011. Prior to joining Oracle, Mr. Fisher served as CIO and vice president of Cloud Computing at SuccessFactors, Inc., now SAP, from April 2009 to June 2011. Prior to joining SuccessFactors, Mr. Fisher spent seven years at Qualcomm where he served as CIO of CDMA Technologies. Before Qualcomm, he was vice president and acting chief technology officer at eBay Inc. Mr. Fisher holds a bachelor of arts degree from the University of North Carolina in Charlotte.

Mr. Fisher’s experience as a technology officer of high technology companies, his experience with cloud based products and services as well as his business and leadership experience allow him to provide strategic guidance to the Board and the Company, which led the Board of Directors to conclude that he should serve as a director.

Name	Age	Principal Occupation and Business Experience

Charles Kissner	67

Mr. Kissner has served as a director since July 2012. He is currently chairman of ShoreTel Inc., a business communications systems company. Mr. Kissner is also on the boards of Aviat Networks, a leader in wireless transmission systems and Meru Networks, a technology leader in the enterprise wireless systems market. From January 2007 to February 2015, he was the chairman of Aviat Networks and from June 2010 to July 2011, Mr. Kissner was chairman and CEO of Aviat Networks. From 1995 to 2006, he served as chairman and CEO of Stratex Networks, a global provider of wireless transmission solutions. Mr. Kissner previously was vice president and general manager of M/A-COM, Inc., a manufacturer of radio and microwave communications products, president and CEO of Aristacom International, a communications software company, executive vice president of Fujitsu Network Switching, Inc., and held a number of executive positions at AT&T (now Alcatel-Lucent). He has also served on a number of other public and private boards, as well as not-for-profit boards such as the NPR Foundation and Angel Flight, Inc. He currently serves on the board of non-profit KQED Public Media. Mr. Kissner holds a Bachelor of Science degree from California State Polytechnic University and a Master of Business Administration degree from Santa Clara University.

Mr. Kissner’s experience as a director and executive of wireless technology companies and his years of business and leadership experience led the Board of Directors to conclude that he should serve as a director.

David Shrigley	66

Mr. Shrigley has served as a director since October 2006. He was most recently the Executive Chairman of Soil and Topography Information, Inc. Mr. Shrigley was a member of the board of Wolfson Microelectronics plc, a supplier of mixed-signal chips for the digital market from November 2006 to December 2008, and was its chief executive officer from March 2007. He served as a general partner at Sevin Rosen Funds, a venture capital firm, from 1999 to 2005. Prior to that, Mr. Shrigley held the position of executive vice president, Marketing, Sales and Service at Bay Networks, a network hardware company. Mr. Shrigley served in various executive positions at Intel Corporation, including vice president and general manager of Asia Pacific sales and marketing operations based in Hong Kong, and vice president and general manager, corporate marketing. Mr. Shrigley holds a B.S. in Business Administration from Franklin University.

Mr. Shrigley’s experience as a director and executive officer of high technology companies, his experience in the venture capital industry and his years of international business and leadership experience led the Board of Directors to conclude that he should serve as a director.

Board of Directors Meetings and Committees

Our Board of Directors held a total of 10 meetings during 2014.
During 2014, each member of our Board of Directors attended 75% or more of the meetings of the Board of Directors and of the committees, if any, of which she or he was a member.

Director Independence

Our Board of Directors has determined that each of the following directors, constituting a majority of our Board of Directors, has no material relationship with us (either directly as a partner, stockholder or officer of an organization that has a relationship with us) and is “independent” under the applicable NASDAQ and SEC rules: J. Thomas Bentley, E. Thomas Fisher, Penelope A. Herscher, Charles Kissner, David Shrigley and Eric Stang.

Each of the committees of our Board of Directors is composed of independent directors as follows:

	Audit Committee:	J. Thomas Bentley (Chair) Charles Kissner David Shrigley

	Compensation Committee:	Penelope A. Herscher (Chair) E. Thomas Fisher Charles Kissner

	Corporate Governance/ Nominating Committee:	Eric Stang (Chair) David Shrigley

Director Qualifications	Except as may be required by rules promulgated by NASDAQ or the SEC, there are currently no specific, minimum qualifications that must be met by each candidate for our Board of Directors, nor are there any specific qualities or skills that are necessary for one or more of the members of our Board of Directors to possess. The Corporate Governance/Nominating Committee considers a number of factors in its assessment of the appropriate skills and characteristics of members of the Board of Directors, as well as the composition of the Board of Directors as a whole. These factors include the members’ qualification as independent, as well as consideration of judgment, character, integrity, diversity, skills, and experience in such areas as operations, technology, finance, and the general needs of the Board of Directors and such other factors as the Corporate Governance/ Nominating Committee may consider appropriate. The Corporate Governance/ Nominating Committee does not have a formal policy with respect to diversity. However, the Board of Directors and the Corporate Governance/Nominating Committee believe that it is essential that the members of the Board of Directors represent diverse viewpoints. In considering candidates for the Board of Directors, the Board of Directors and the Corporate Governance/Nominating Committee consider the entirety of each candidate’s credentials in the context of the factors mentioned above.

Corporate Governance Principles

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders’ interests and maintaining our integrity in the marketplace. We have adopted a code of business conduct and ethics for directors, officers and employees known as the Code of Business Conduct and Ethics, which is available on our website at http://investor.rambus.com/governance.cfm.

Section 16(a) Reporting	Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) requires our executive officers, directors and ten percent stockholders to file reports of ownership and changes in ownership with the SEC. The same persons are required to furnish us with copies of all Section 16(a) forms they file. Based on our review of these forms, we believe that during fiscal 2014 all of our executive officers, directors and ten percent stockholders complied with the applicable filing requirements.

Executive Sessions of the Independent Directors

It is the policy of the Board of Directors to have executive sessions of the independent directors at which only independent directors are present, typically in conjunction with the regularly scheduled meetings of the Board of Directors.

Committees of the Board of Directors

During 2014, our Board of Directors had three standing committees:

•    an Audit Committee,

•    a Compensation Committee and

•    a Corporate Governance/Nominating Committee.

The following describes each committee, its function, its membership, and the number of meetings held during 2014.

Each of the committees operates under a written charter adopted by our Board of Directors. All of the current committee charters are available on our website at http://investor.rambus.com/governance.cfm.

Audit Committee

Currently, the Audit Committee is composed of J. Thomas Bentley, Charles Kissner and David Shrigley, with Mr. Bentley serving as Chair. The Audit Committee oversees our corporate accounting and financial reporting processes and internal control over financial reporting, as well as our internal and external audits. The Audit Committee held 8 meetings during 2014. Its duties include:

•    Reviewing our accounting and financial reporting processes and internal control over financial reporting;

•    Providing oversight and review at least annually of our risk management policies, including our investment policy;

•    Retaining the independent registered public accounting firm, approving their fees, and providing oversight of communication with them;

•    Reviewing the plans, findings and performance of our internal auditors;

•    Reviewing our annual and quarterly financial statements and related disclosure documents; and

•    Overseeing special investigations into financial and other matters, as necessary.

Our Board of Directors has determined that Mr. Bentley is the Audit Committee “financial expert” and that Mr. Bentley, together with each of Messrs. Kissner and Shrigley, has no material relationship with us (either directly as a partner, stockholder or officer of an organization that has a relationship with us) and is an “independent director” under the applicable NASDAQ and SEC rules.

The Audit Committee’s role is detailed in the Audit Committee Charter and is available on our website at http://investor.rambus.com/governance.cfm.

Compensation Committee

Currently, the Compensation Committee is composed of E. Thomas Fisher (who joined in January 2015), Penelope A. Herscher and Charles Kissner, with Ms. Herscher serving as Chair. Our Board of Directors has determined that each of Mr. Fisher, Ms. Herscher and Mr. Kissner are independent under the rules for compensation committee independence under the applicable NASDAQ and SEC rules. The Compensation Committee reviews and determines all forms of compensation to be provided to our executive officers, including the named executive officers and directors of Rambus, including base compensation, bonuses, and stock compensation. The Compensation Committee held 6 meetings during 2014. Its duties include:

•    Annually reviewing and approving the Chief Executive Officer (“CEO”) and other executive officers’ compensation in the context of their performance, which includes reviewing and approving their annual base salary, annual incentive bonus, including the specific goals, targets, and amounts, equity compensation, and any employment agreements, and any other benefits, compensation or arrangements, as applicable;

•    Administering our stock option and equity incentive plans pursuant to the terms of such plans and the authority delegated by our Board of Directors, including: granting stock options, stock appreciation rights, restricted stock, restricted stock units (“RSUs”) or other equity compensation to individuals eligible for such grants and amend such awards following their grant; amending the plans; and delegating to appropriate executive officers of the Company the ability to grant awards to non-executive officer employees of the Company pursuant to specific guidelines;

•    Adopting, amending and overseeing the administration of our significant employee benefits programs;

•    Reviewing external surveys to establish appropriate ranges of compensation;

•    Retaining and terminating any compensation consultant to assist in the evaluation of CEO or executive officer or director compensation, and approving the consultant’s fees and other terms of service, as well as obtaining advice and assistance from internal or external legal, accounting or other advisors; and

•    Conducting an annual assessment of the Company’s engagement with compensation consultants retained by the Board and/or management, as applicable, including the nature and extent of services provided, the amount of fees paid and who made or recommended the decision to retain the compensation consultants.

The Compensation Committee uses Semler Brossy Consulting Group, LLC (“SBCG”) to assist in evaluating executive and director compensation, and has determined that SBCG is an independent consultant under applicable NASDAQ rules.

A detailed description of the processes and procedures of the Compensation Committee for considering and determining executive and director compensation, including the role of SBCG, is provided in the “Executive Compensation” section of this proxy statement.

The Compensation Committee’s role is detailed in the Compensation Committee Charter, which is available on our website at http://investor.rambus.com/governance.cfm

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised entirely of the three independent directors listed above. During 2014, there were no interlock relationships by our Compensation Committee members. Please see the Compensation Discussion and Analysis section of this Proxy Statement for further discussion.

Corporate Governance & Nominating Committee

Currently, the Corporate Governance/Nominating Committee is composed of Eric Stang and David Shrigley, with Mr. Stang serving as Chair. Our Board of Directors has determined that each of Messrs. Stang and Shrigley are “independent” under applicable NASDAQ and SEC rules. The Corporate Governance/Nominating Committee held 4 meetings during 2014.

The Corporate Governance/Nominating Committee recommends and approves Rambus’ Corporate Governance Guidelines. Its duties include:

•    Evaluating and making recommendations to the Board of Directors concerning the appointment of directors to committees of the Board of Directors and the selection of committee chairs;

•    Identifying best practices and recommending corporate governance principles;

•    Overseeing the evaluation of the Board of Directors; and

•    Proposing the slate of nominees for election to the Board of Directors.

The Corporate Governance/Nominating Committee’s role is detailed in the Corporate Governance/Nominating Committee Charter which is available on our website at http://investor.rambus.com/governance.cfm.

Identifying and Evaluating Nominees For Directors

The Corporate Governance/Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director, including those discussed in the “Director Qualifications” section of this proxy statement. In the event that vacancies on the Board of Directors are anticipated, or otherwise arise, the committee will consider various potential candidates for director. Candidates may come to the attention of the committee through current members of the Board of Directors, professional search firms, stockholders or other persons. The Corporate Governance/Nominating Committee has from time to time retained third parties to whom a fee is paid to assist it in identifying or evaluating potential director nominees.

Stockholders may propose director candidates for general consideration by the Corporate Governance/Nominating Committee by submitting in proper written form the individual’s name, qualifications, and the other information set forth below in “Consideration of Stockholder Nominees to the Board” to the Secretary/General Counsel of the Company. The Corporate Governance/Nominating Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Consideration of Stockholder Nominees to the Board

Stockholders may nominate directors for election at an annual meeting or at a special meeting at which directors are to be elected or re-elected, provided that the advance notice requirements for director nominations set forth in the Company’s bylaws have been met. As summarized below, this advance notice provision requires a stockholder to give timely notice of a director nomination in proper written form to the Secretary/General Counsel of the Company at Rambus Inc., 1050 Enterprise Way, Suite 700, Sunnyvale, CA 94089, Attention: Secretary.

In order for a stockholder to give timely notice of a director nomination for an annual meeting, the notice must be received by the Secretary/General Counsel at the Company’s principal executive offices not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting. However, if no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then notice must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting, or the tenth day following the day on which public announcement of the date of such annual meeting is first made.

In order for a stockholder to give timely notice of a director nomination for a special meeting at which directors are to be elected or re-elected, the notice must be received by the Secretary/General Counsel at the Company’s principal executive offices not later than the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected or re-elected at such meeting.

To be in proper written form, a stockholder’s notice to the Secretary/General Counsel of the Company must set forth the information required by our bylaws, which we urge you to read in full in order to understand the requirements for making a director nomination.

Board Leadership Structure and Role in Risk Oversight

Our Corporate Governance Guidelines require that the Chairperson of the Board not be the CEO of the Company. In addition, while the Chairperson works closely with the CEO and other members of our management, the Chairperson is not part of management and does not have an operating or external role or responsibility. The Board of Directors considers it useful and appropriate to designate a Chairperson to act as the presiding director at Board of Directors meetings, to call and organize such meetings and manage the agenda thereof, and to manage the affairs of the Board of Directors, including ensuring that the Board of Directors is organized properly, functions effectively, and meets its obligations and responsibilities. The Chairperson also acts as the principal contact for the CEO and other members of the Board of Directors and management, as appropriate, for matters requiring the attention of the full Board of Directors. We believe that this leadership structure is appropriate given the attention, time, effort, and energy that the CEO is required to dedicate to his position in the current business environment, and the high level of commitment required to serve as our Chairperson.

The Board of Directors plays an integral role in our risk oversight processes. The Board of Directors meets regularly to receive reports from its committees, as well as from management with respect to areas of material risk to the Company, including legal, operational, financial and strategic risks. In addition, the Audit Committee oversees and reviews at least annually our risk management policies, including our investment policies.

Transactions with Related Persons	None.

Review, Approval or Ratification of Transactions with Related Persons

Our directors and executive officers are subject to our Code of Business Conduct and Ethics, and our directors are guided in their duties by our Corporate Governance Guidelines. Our Code of Business Conduct and Ethics requires that our directors and executive officers avoid situations where a conflict of interest might occur or appear to occur. In general, our directors and executive officers should not have a pecuniary interest in transactions involving us or a customer, licensee, or supplier of the Company, unless such interest is solely a result of routine investments made by the individual in publicly traded companies.

In the event that a director or executive officer is going to enter into a related party transaction with a relative or significant other, or with a business in which a relative or significant other is associated in any significant role, the director or executive officer must fully disclose the nature of the related party transaction to our Chief Financial Officer. For directors and executive officers, such related party transaction then must be reviewed and approved in advance by the Audit Committee. For other conflicts of interest that may arise, the Code of Business Conduct and Ethics advises our directors and executive officers to consult with our General Counsel.

In addition, each director and officer is required to complete a Director and Officer Questionnaire on an annual basis and upon any new appointment, which requires disclosure of any related-party transactions pertaining to the director or executive officer. Our Board of Directors will consider such information in its determinations of independence with respect to our directors under applicable NASDAQ and SEC rules.

PROPOSAL TWO:

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are asking our stockholders to provide an advisory vote to approve the compensation of our named executive officers, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures as described in this Proxy Statement. The Company currently holds such an advisory vote annually, and this proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers.

Please see the Compensation Discussion and Analysis section of this Proxy Statement on page 46, the compensation tables and the narrative disclosures that accompany the compensation tables for greater detail about our executive compensation programs, including information about the fiscal year 2014 compensation of our named executive officers.

We believe that our overall compensation program and philosophy support and help drive the Company’s long-term value creation, business strategy and operating performance objectives. We are again asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement by voting “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

While this say-on-pay vote is advisory and does not bind the Company to any particular action, the Board of Directors and the Compensation Committee value your opinion. Accordingly, the Board of Directors and the Compensation Committee will consider the outcome of this vote when making future compensation decisions for the Company’s named executive officers.

Approval of this resolution requires the affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Annual Meeting.

The Board unanimously recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement.

PROPOSAL THREE: APPROVAL OF 2015 EQUITY INCENTIVE PLAN

The stockholders are being asked to approve our 2015 Equity Incentive Plan (the “2015 Plan”). Our current 2006 Equity Incentive Plan (the “2006 Plan”) is set to expire in March 2016. The Board has approved the 2015 Plan, subject to approval from the stockholders at the Annual Meeting. If the stockholders approve the 2015 Plan, it will immediately replace the 2006 Plan and no further awards will be made under the 2006 Plan, but the 2006 Plan will continue to govern awards previously granted under it. If the stockholders do not approve the 2015 Plan, our 2006 Plan will remain in effect through the remainder of its term.

Our named executive officers and directors have an interest in this proposal as they are eligible to receive equity awards under the 2015 Plan.

Our Board of Directors believes that long-term incentive compensation programs align the interests of management, employees and the stockholders to create long-term stockholder value. Our Board of Directors believes that plans such as the 2015 Plan increase our ability to achieve this objective, especially, in the case of the 2015 Plan, by allowing for several different forms of long-term incentive awards, which our Board of Directors believes is critical for us to recruit, reward, motivate and retain talented personnel. Given the highly competitive labor market for employee talent, our Board of Directors and management believe that the ability to continue to grant equity awards will be critical to the future success of Rambus.

Our Board of Directors believes that approval of the 2015 Plan will enable us to use the 2015 Plan to achieve employee performance, recruiting, retention and incentive goals. In particular, our Board of Directors believes that our employees are our most valuable assets and that the awards permitted under the 2015 Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we compete. Such awards also are crucial to our ability to motivate employees to achieve our goals.

Key Features of the 2015 Equity Incentive Plan and Our Compensation Practices:

•

Proposed authorization of 4,000,000 shares under the 2015 Plan, plus (i) the number of shares that remain available for grant under the 2006 Plan as of the effective date of the 2015 Plan, which equaled approximately 8,300,000 shares as of February 27, 2015 and (ii) the number of shares that are subject to awards under the 2006 Plan as of the effective date of the 2015 Plan that, on or after the effective date of the 2015 Plan, are forfeited, cancelled, exchanged, surrendered or terminate under the terms of the 2006 Plan; provided, however, that no more than 10,000,000 shares may be granted pursuant to options intended to qualify as incentive stock options.

•	The 2015 Plan has a 1.5:1 conversion ratio for full-value awards.

•	A committee of independent directors administers the 2015 Plan.

•	The 2015 Plan prohibits us from implementing a program to increase or reduce the exercise price of outstanding awards or surrender or cancel outstanding awards for new awards and/or cash.

•

The 2015 Plan does not provide for automatic vesting of equity awards based solely on the occurrence of a change in control unless awards are not assumed or substituted for in connection with the change in control.

•

Although the 2015 Plan permits a number of types of equity and cash long-term incentives, we intend to continue to have a long-term incentive program with a strong focus on our performance. In March of 2015, we introduced performance units into our executive compensation program to further align executive and stockholder interests, which only vest if certain company performance targets are met.

•	Non-employee members of the Board of Directors may not be granted, in any fiscal year, cash-settled or stock-settled awards in excess of limits contained in the 2015 Plan.

•	We have stock ownership guidelines for our executive officers and Board of Directors.

•	All employees are prohibited from hedging transactions involving Rambus stock.

•	Our executive officers are not entitled to any perquisites that are not generally available to employees.

Vote Required; Recommendation of the Board of Directors

Approval of the 2015 Plan requires the affirmative vote of a majority of the shares of our Common Stock that are present in person or by proxy and entitled to vote at the Annual Meeting.

Our Board of Directors recommends that you vote “FOR” approval of our 2015 Equity Incentive Plan.

Considerations of the Board of Directors in Makings its Recommendation

Upon the recommendation of the Compensation Committee, our Board of Directors approved the 2015 Plan and the number of shares of our Common Stock reserved thereunder following substantial review of, and deliberation concerning, historical grant practices, forecasted grant practices, awards outstanding under existing grants, analyses provided by consultants and third-party data providers, and the potential dilutive impact of the requested share reserve. After considerable deliberation, the Board of Directors subsequently approved the 2015 Plan and the number of shares of our Common Stock reserved thereunder, subject to approval by our stockholders. In determining the number of shares reserved for issuance under the 2015 Plan, the Board considered a number of factors, including:

•    Historical Grant Practices. The Board considered the historical numbers of equity awards that Rambus has granted in the past three years. The annual share usage, or burn rate, under our equity compensation program for the last three years was as follows:

Annual Share Usage	Fiscal Year 2014	Fiscal Year 2013	Fiscal Year 2012	Three-Year Average
Stock Options Granted	2,370,313	2,084,276	7,789,220	4,081,270
Restricted Stock Units Granted	585,753	709,611	1,113,014	802,793

Total Options and RSUs Granted	2,956,066	2,793,887	8,902,234	4,884,062

Basic Weighted Average Common Shares Outstanding	114,318,000	112,415,000	110,769,000	112,500,667
Annual Share Usage	2.6%	2.5%	8.0%	4.3%

Our three-year burn rate, which we define as the number of shares subject to equity awards granted in a year divided by the weighted average common shares outstanding for that fiscal year, is below industry guidelines recommended by Institutional Shareholder Services (“ISS”). Our senior management, Compensation Committee and Semler Brossy Consulting Group, LLC, the independent consultants to the Compensation Committee, reviewed our burn rate as compared to our industry peer companies and indexes provided by two different third-party data providers. Our Board ultimately approved the reservation of 4,000,000 shares, plus the number of shares that remain available for issuance under the 2006 Plan as of the effective date of the 2015 Plan. As of February 27, 2015, there were approximately 8,300,000 shares that remained available for future grant under the 2006 Plan, so initially there would be approximately 12,300,000 shares available for issuance under the 2015 Plan. In addition, any shares subject to stock options or other awards granted under the 2006 Plan that on or after the effective date of the 2015 Plan are forfeited, cancelled, exchanged or surrendered or terminate under the 2006 Plan will become available for grant under the 2015 Plan. No more than 10,000,000 shares may be granted pursuant to options intended to qualify as incentive stock options. No additional grants will be made under the 2006 Plan if our stockholders approve the 2015 Plan.

•    Forecasted Grant Practices. We currently forecast granting options and full-value awards (in the form of restricted stock units and performance units) covering approximately 12,300,000 shares, if approved, over the next three-year period, which is equal to 9.7% of our fully diluted common stock outstanding as of February 27, 2015. We also estimate cancellation of options and forfeitures of restricted stock unit awards of approximately 4,000,000 shares over this period, based on our historic rates. If our expectation for cancellations is accurate, our net grants (grants less cancellations) over the next three-year period would be approximately 8,300,000 shares, or approximately 6.5% of our fully diluted common stock outstanding as of February 27, 2015. We believe, and our Board considered, that the requested share reserve in light of this expected forecast will allow us to make equity awards for the purpose of our expected new hires, focal awards, any special retention needs and employee growth through any opportunistic acquisitions or hiring for the next three years. However, circumstances could alter this projection, such as a change in business conditions, our stock price, competitive pressures for attracting and retaining employees, or our company strategy.

•    Awards Outstanding Under Existing Grants and Dilutive Impact. We have outstanding, as of February 27, 2015, stock options covering approximately 11,213,192 shares and approximately 2,006,420 unvested restricted stock units. Accordingly, the approximately 13,219,612 shares subject to outstanding awards (commonly referred to as the “overhang”) represent approximately 10.3% of our fully diluted outstanding shares and the dilutive impact of the initial share reserve under the 2015 Plan of approximately 12,300,000 shares that would be available for issuance if Proposal Three is approved would increase the overhang percentage by an additional 7.8% to approximately 18.1%, each based on our fully diluted outstanding shares as of February 27, 2015.

•    Modeling Analysis. We considered various stockholder models that considered what would be expected to be an allowable cap as compared to that we are seeking in Proposal Three, and we have concluded that our request is below such cap. While the modeling we used only represented one analysis subject to a number of assumptions, we and our Board considered the model as a useful benchmark in how we approached the approximately 12,300,000 share cap in Proposal Three. We only considered this modeling benchmarking information in relation to the other empirical data provided by at least two other third-party data providers.

•    Tax Effect for Rambus. We generally will be entitled to a tax deduction in connection with an award under the 2015 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”), however, no deduction is allowed for certain compensation paid to our Chief Executive Officer and other “covered employees” to the extent that the amount paid to the executive exceeds $1,000,000. Section 162(m) excludes from this calculation compensation that qualifies as “performance-based compensation” within the meaning of Section 162(m). The 2015 Plan permits the Compensation Committee to grant equity awards that qualify as performance-based compensation under Section 162(m) but the Compensation Committee may, in its discretion, grant equity awards that are not intended to qualify as performance-based compensation under Section 162(m).

Summary of the 2015 Equity Incentive Plan	The following is a summary of the principal features of the 2015 Plan and its operation. The summary is qualified in its entirety by reference to the 2015 Plan set forth in Appendix A.

The 2015 Plan provides for the grant of the following types of incentive awards:

•    stock options

•    stock appreciation rights

•    restricted stock

•    restricted stock units

•    performance shares and performance units

•    other stock or cash awards

Each of these is referred to individually as an “Award.”

Eligibility	Those who are eligible for Awards under the 2015 Plan include employees, directors and consultants who provide services to the Company and its affiliates. As of February 27, 2015, 509 employees, directors and consultants would be eligible to participate in the 2015 Plan.

Shares Available	The Board has reserved 4,000,000 shares of our Common Stock for issuance under the 2015 Plan, plus (i) the number of shares under the 2006 Plan that remain available for grant as of the effective date of the 2015 Plan, which equaled approximately 8,300,000 shares as of February 27, 2015, and plus (ii) any shares of our Common Stock subject to stock options or other awards granted under the 2006 Plan that, on or after the date the 2015 Plan becomes effective, are forfeited, cancelled, exchanged or surrendered or terminate under the 2006 Plan; provided, however, that no more than 10,000,000 shares may be granted pursuant to options intended to qualify as incentive stock options. The Board expects that the number of shares reserved for issuance under the 2015 Plan will be sufficient to operate the plan for three years without having to request additional shares. The Board will periodically review actual share consumption under the 2015 Plan and may make a request for additional shares earlier or later than this period as needed. Currently, no Awards have been granted under the 2015 Plan.

Shares subject to Awards granted with an exercise price less than the fair market value of our Common Stock on the date of grant, which would include Awards of restricted stock, restricted stock units, performance shares and performance units (“full-value awards”) count against the share reserve as 1.5 shares for every one share subject to such an Award. To the extent that a share that was subject to an Award that counted as 1.5 shares against the 2015 Plan reserve pursuant to the preceding sentence is returned to the 2015 Plan, the 2015 Plan reserve will be credited with 1.5 shares that will thereafter be available for issuance under the 2015 Plan.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to full-value awards, is forfeited to or repurchased by the Company, the unpurchased (or forfeited or repurchased, as applicable) shares that were subject to the Award will become available for future grant or sale under the 2015 Plan. Upon exercise of a stock appreciation right, all of the shares subject to the Award (that is, shares actually issued pursuant to the stock appreciation right, as well as shares that represent the payment of the exercise price) will cease to be available under the 2015 Plan. Shares that have been issued under the 2015 Plan under any Award will not be returned to or become available for future distribution under the 2015 Plan; provided, however, that if unvested shares of any full-value awards are repurchased by the Company or are forfeited to the Company, those shares will become available for future grant under the 2015 Plan. Shares used to pay the exercise or purchase price of an Award and/or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the 2015 Plan. To the extent an Award is paid out in cash rather than Shares, such cash payments will not reduce the number of Shares available for issuance under the 2015 Plan.

If we declare a stock dividend or engage in a reorganization or other change in our capital structure, including a merger, the administrator will adjust:

•    the number and class of shares available for issuance under the 2015 Plan

•    the number, class and price of shares subject to outstanding Awards

•    the specified per-person limits on Awards, as appropriate to reflect the change

Administration	A committee or committees of independent, non-employee directors satisfying applicable laws and appointed by our Board of Directors administers the 2015 Plan (referred to herein as the “administrator”). To make grants to certain of our officers and key employees, the members of the committee(s) must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act, and as “outside directors” under Section 162(m) so that we can receive a federal tax deduction for certain compensation paid under the 2015 Plan (to the extent we desire to do so). Subject to the terms of the 2015 Plan, the administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards, and to interpret the provisions of the 2015 Plan and outstanding Awards. Notwithstanding the foregoing, the administrator may not institute a program to increase or reduce the exercise price of an outstanding Award after it has been granted or surrender or cancel outstanding Awards for new Awards and/or cash.

Options	The administrator is able to grant nonstatutory stock options and incentive stock options under the 2015 Plan. The administrator determines the number of shares subject to each option, although the 2015 Plan provides that a participant may not receive options for more than 1,000,000 shares in any fiscal year, except in connection with his or her initial service as an employee with us, in which case he or she may be granted an option to purchase up to an additional 1,000,000 shares.

The administrator determines the exercise price of options granted under the 2015 Plan, provided the exercise price must be at least equal to the fair market value of our Common Stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of our outstanding stock must be at least 110% of the fair market value of our Common Stock on the grant date.

The term of an option may not exceed ten years, except that, with respect to any participant who owns 10% of the voting power of all classes of our outstanding capital stock, the term of an incentive stock option may not exceed five years.

After termination of service with us, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant’s

Award agreement, the participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability. In no event may an option be exercised later than the expiration of its term.

Stock Appreciation Rights	The administrator is able to grant stock appreciation rights, which are the rights to receive the appreciation in fair market value of Common Stock between the exercise date and the date of grant. We can pay the appreciation in either cash or shares of Common Stock. Stock appreciation rights become exercisable at the times and on the terms established by the administrator, subject to the terms of the 2015 Plan. The administrator, subject to the terms of the 2015 Plan, has complete discretion to determine the terms and conditions of stock appreciation rights granted under the 2015 Plan, provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant. The term of a stock appreciation right may not exceed ten years. No participant will be granted stock appreciation rights covering more than 1,000,000 shares during any fiscal year, except that a participant may be granted stock appreciation rights covering up to an additional 1,000,000 shares in connection with his or her initial service as an employee with us.

After termination of service with us, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her stock appreciation right for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability. In no event will a stock appreciation right be exercised later than the expiration of its term.

Restricted Stock

Awards of restricted stock are rights to acquire or purchase shares of our Common Stock, which vest in accordance with the terms and conditions established by the administrator in its sole discretion. If the administrator desires that the Award qualify as performance-based compensation under Section 162(m), any vesting restrictions will be based on a specified list of performance goals and certain other requirements (see “Performance Goals” below for more information). The administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of restricted stock.

The Award agreement generally will grant us a right to repurchase or reacquire the shares upon the termination of the participant’s service with us for any reason (including death or disability). The administrator will determine the number of shares granted pursuant to an Award of restricted stock, but for Awards intended to qualify as performance-based compensation under Section 162(m), no participant will be granted a right to purchase or acquire more than 300,000 shares of restricted stock during any fiscal year, except that a participant may be granted up to an additional 300,000 shares of restricted stock in connection with his or her initial employment with us.

Restricted Stock Units

Awards of restricted stock units result in a payment to a participant only if the vesting criteria the administrator establishes is satisfied. The administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. Notwithstanding the foregoing, if the administrator desires that the Award qualify as performance-based compensation under Section 162(m), any vesting restrictions will be based on a specified list of performance goals and certain other requirements (see “Performance Goals” below for more information). Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement. At any time after the grant of restricted stock units, the administrator may reduce or waive any vesting criteria that must be met to receive a payout.

The administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof. Restricted stock units that are fully paid in cash will not reduce the number of shares available for grant under the 2015 Plan. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to us. The administrator determines the number of restricted stock units granted to any participant, but for Awards intended to qualify as performance-based compensation under Section 162(m), during any fiscal year, no participant may be granted more than 300,000 restricted stock units, except that the participant may be granted up to an additional 300,000 restricted stock units in connection with his or her initial employment with us.

Performance Units and Performance Shares

The administrator is able to grant performance units and performance shares, which are Awards that result in a payment to a participant only if the performance goals or other vesting criteria the administrator establishes are achieved or the Awards otherwise vest. The administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator in its discretion. Notwithstanding the foregoing, if the administrator desires that the Award qualify as performance-based compensation under Section 162(m), any vesting restrictions will be based on a specified list of performance goals and certain other requirements (see “Performance Goals” below for more information). The administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of performance units and performance shares.

The administrator establishes performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. Notwithstanding the foregoing, after the grant of performance units or shares, the administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or shares. During any fiscal year, for Awards intended to qualify as performance-based compensation under Section 162(m), no participant will receive more than 300,000 performance shares and no participant will receive performance units having an initial value greater than $3,000,000, except that a participant may be granted performance shares covering up to an additional 300,000 performance shares in connection with his or her initial employment with us. Performance units will have an initial dollar value established by the administrator on or before the date of grant. Performance shares will have an initial value equal to the fair market value of a share of our Common Stock on the grant date.

Dividend Equivalents	The administrator, in its discretion, may provide in the Award agreement evidencing any Award that the participant will be entitled to receive dividend equivalents with respect to the payment of cash dividends on shares having a record date prior to the date on which the Awards are settled or forfeited. The dividend equivalents, if any, will be credited to an Award in such manner and subject to such terms and conditions as determined by the administrator in its sole discretion. Dividend equivalents will be subject to the fiscal year Section 162(m) limits applicable to the underlying Award.

Performance Goals

Awards of restricted stock, restricted stock units, performance shares, performance units and other Awards under the 2015 Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) and may provide for a targeted level or levels of achievement including: cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; economic profit; economic value added; equity or stockholder’s equity; market share; net income; net profit; net sales; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; sales growth; return on net assets; or total return to stockholders. The performance goals may differ from participant to participant and from Award to Award and may be used to measure the performance of our business as a whole or one of our business units and may be measured relative to a peer group or index. The administrator may, in its discretion, grant Awards that are not intended to qualify as performance-based compensation under Section 162(m), including Awards that are based on performance goals or other specific criteria or goals but do not satisfy the requirements of Section 162(m).

To the extent necessary to comply with the performance-based compensation provisions of Section 162(m), with respect to any Award granted subject to performance goals, within the first 25% of the performance period, but in no event more than 90 days following the commencement of any performance period (or such other time as may be required or permitted by Section 162(m)), the administrator will, in writing: (i) designate one or more participants to whom an Award will be made, (ii) select the performance goals applicable to the performance period, (iii) establish the performance goals, and amounts or methods of computation of the awards which may be earned for the performance period, and (iv) specify the relationship between performance goals and the amounts of such Awards to be earned by each participant for such performance period. Following the completion of each performance period, the administrator will certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amounts earned by a participant, the administrator may reduce or eliminate (but not increase) the amount payable at a given level of performance to take into account additional factors that the administrator may deem relevant to the assessment of individual or corporate performance for the performance period. A participant will be eligible to receive payment pursuant to an award for a performance period only if the performance goals for such period are achieved (unless otherwise permitted by Section 162(m) and determined by the administrator).

Grants to Non-Employee Directors

No non-employee member of the Board of Directors may be granted, in any fiscal year, cash-settled Awards with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of greater than $300,000, increased to $500,000 in the fiscal year of his or her initial service as a non-employee director. Further, no non-employee member of the Board of Directors may be granted, in any fiscal year, stock-settled Awards with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of greater than $300,000, increased to $500,000 in the fiscal year of his or her initial service as a non-employee director.

Transferability of Awards	Awards granted under the 2015 Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant or such participant’s estate.

Change of Control	In the event of our change in control, each outstanding Award will be treated as the administrator determines, including, without limitation, that Awards may be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation, or the parent or subsidiary of the successor corporation, refuses to assume or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock and restricted stock units will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change in control, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

Amendment and Termination	The Board of Directors or the administrator will have the authority to amend, alter, suspend or terminate the 2015 Plan, except that stockholder approval will be required for any amendment to the 2015 Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the 2015 Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the administrator and which agreement must be in writing and signed by the participant and us. The 2015 Plan will terminate in 2025, unless terminated earlier.

Number of Awards Granted	The number of Awards that an employee, director or consultant may receive under the 2015 Plan is in the discretion of the administrator and therefore cannot be determined in advance.
The following table sets forth (i) the aggregate number of shares of our Common Stock subject to options granted under the 2006 Plan during the last fiscal year, (ii) the average per share exercise price of such options, (iii) the aggregate number of shares issued pursuant to awards of restricted stock units granted under the 2006 Plan during the last fiscal year, and (iv) the dollar value of such shares based on the closing price per share on the grant dates.

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price	Number of Restricted Stock Units	Dollar Value of Restricted Stock Units (1)
Named Executive Officers:
Ronald Black, President and Chief Executive Officer	230,000	$8.76	—	$—
Satish Rishi, Senior Vice President, Finance and Chief Financial Officer	50,000	$8.76	—	$—
Laura Stark, Senior Vice President, GM, Emerging Solutions Division	50,000	$8.76	—	$—
Jae Kim, Senior Vice President, General Counsel and Secretary	45,000	$8.76	—	$—
Martin Scott, Senior Vice President, GM, Cryptography Research Division(2)	60,000	$8.76	—	$—
Kevin Donnelly, Senior Vice President, GM, Memory & Interfaces(2)	60,000	$8.76	—	$—
All executive officers, as a group	495,000	$8.76	—	$—
All directors who are not executive officers, as a group	—	$—	67,090	$800,048
All employees who are not executive officers, as a group	1,875,313	$9.85	323,412	$3,260,273

(1)	The value of a restricted stock unit award is based on the fair market value as of the grant date of such award determined pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.
(2)	Exited executive officer status in February 2014.

Federal Tax Aspects	The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and Awards granted under the 2015 Plan by us. Tax consequences for any particular individual may be different. This summary does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

Nonstatutory Stock Options	No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options	No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights	No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares

A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Tax Effect for Rambus	We generally will be entitled to a tax deduction in connection with an Award under the 2015 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of certain compensation paid to our Chief Executive Officer and other “covered employees”. Under Section 162(m), no deduction is allowed for certain compensation with respect to any of these specified executives only to the extent that the amount for the taxable year for such executive exceeds $1,000,000. However, the deductibility of such compensation in excess of $1,000,000 may not be limited under Section 162(m) and the applicable treasury regulations if such compensation qualifies as performance based.

Section 409A	Section 409A of the Code (“Section 409A”) provides certain new requirements on non-qualified deferred compensation arrangements. These include new requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

Awards granted under the 2015 Plan with a deferral feature will be subject to the requirements of Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. In addition, certain states such as California have adopted similar provisions.

PROPOSAL FOUR: APPROVAL OF 2015 EMPLOYEE STOCK PURCHASE PLAN

Stockholders are being asked to approve our new employee stock purchase plan, the 2015 Employee Stock Purchase Plan (the “Purchase Plan”) to replace our current 2006 Employee Stock Purchase Plan (the “2006 Purchase Plan”) for the offering period scheduled to begin on November 2, 2015. The 2006 Purchase Plan is scheduled to expire in March 2016 and will continue in effect if stockholders do not approve this Proposal Four. The Board has determined that it is still in our and our stockholders’ best interests to have an employee stock purchase plan. The Board has reserved a total of 2,000,000 shares of our Common Stock for purchase under the Purchase Plan, subject to stockholder approval of the Purchase Plan at the Annual Meeting. The Board expects that the number of shares reserved for issuance under the Purchase Plan will be sufficient to operate the plan between three to four years without having to request additional shares. The Board will periodically review actual share consumption under the Purchase Plan and may make an additional request for shares under the Purchase Plan earlier or later than this period as needed. As of the date of stockholder approval of the Purchase Plan, no rights to purchase shares of our Common Stock had been granted pursuant to the Purchase Plan.

Our named executive officers have an interest in this proposal as they are eligible to receive options to purchase shares under the Purchase Plan.

Our Board of Directors believes that approval of the Purchase Plan is essential to our continued success, as the Purchase Plan will enable us to achieve employee performance, recruiting, retention and incentive goals. In particular, our Board of Directors believes that our employees are our most valuable assets and that the awards permitted under the Purchase Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we compete. Such awards also are crucial to our ability to motivate employees to achieve our goals.

Vote Required; Board Recommendation

Approval of the Purchase Plan requires the affirmative vote of a majority of the shares of our Common Stock that are present in person or proxy and entitled to vote at the Annual Meeting.

Our Board of Directors recommends that you vote “FOR” the approval of our 2015 Employee Stock Purchase Plan.

Considerations of the Board in Making its Recommendation

Upon the recommendation of our Compensation Committee, our Board approved the Purchase Plan and the number of shares of our Common Stock reserved thereunder following substantial review of, and deliberation concerning, historical grant practices, forecasted grant practices, awards outstanding under existing grants, and the dilutive impact of the requested share reserve. Our Board subsequently approved the Purchase Plan and the number of shares of our Common Stock reserved thereunder, subject to approval by our stockholders. In determining the number of shares reserved for issuance under the Purchase Plan, our Board considered a number of factors, including:

•  Historical Usage. The Board considered the historical amounts of equity awards that were purchased under the 2006 Purchase Plan in the past three years. We last received stockholder approval for an increase of 1,500,000 shares under the 2006 Purchase Plan at the 2014 Annual Meeting of Stockholders, with approval by approximately 96% of votes cast.

•  Forecasted Usage and Dilutive Impact. We currently forecast that the 2,000,000 shares, if approved, to be reserved under the Purchase Plan will cover purchases over the next three to four years, which is equal to 1.7% of our Common Stock outstanding as of February 27, 2015. We currently have less than 1.0 million authorized shares remaining under the 2006 Purchase Plan.

•  Shares Purchased Under the 2006 Purchase Plan. Our employees have purchased an aggregate of approximately 2.4 million shares under the 2006 Purchase Plan over the past three years, representing approximately 2.1% of our outstanding shares as of February 27, 2015.

•  Other Considerations. Without stockholder approval of the Purchase Plan, we believe our ability to attract and retain the individuals necessary to increase long-term stockholder value will be limited. We believe that the approval of the Purchase Plan is important to our continued success. If stockholders do not approve the Purchase Plan, our goals of recruiting, retaining and motivating talented employees will be more difficult to meet.

Summary of the 2015 Employee Stock Purchase Plan	The following is a summary of the principal features of the Purchase Plan and its operation. The summary is qualified in its entirety by reference to the Purchase Plan, set forth in Appendix B.

General	The Purchase Plan was adopted by the Board of Directors in March 2015, subject to stockholder approval. The purpose of the Purchase Plan is to provide employees with an opportunity to purchase shares of our Common Stock through payroll deductions.

Administration	The Board of Directors or a committee appointed by the Board of Directors administers the Purchase Plan. All questions of interpretation or application of the Purchase Plan are determined by the administrator and its decisions are final, conclusive and binding upon all participants.

Eligibility	Each of our employees or the employees of our designated subsidiaries who is a common law employee and whose customary employment with us or one of our designated subsidiaries is at least twenty hours per week and more than five months in a calendar year is eligible to participate in the Purchase Plan subject to the laws in which our designated subsidiaries operate; except that no employee shall be granted an option under the Purchase Plan (i) to the extent that, immediately after the grant, such employee would own 5% or more of the total combined voting power of all classes of our capital stock or the capital stock of one of the designated subsidiaries, or (ii) to the extent that his or her rights to purchase stock under all of our employee stock purchase plans accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year. As of February 27, 2015, 488 employees would be eligible to participate in the Purchase Plan.

Offering Period	Until the administrator determines otherwise, an offering period will be approximately six months and will commence on the first trading day on or after May 1 and November 1 of each year and will end on the first trading day on or after the May 1 or November 1 offering period commencement date approximately six months later. If approved, the first offering period under the Purchase Plan will begin November 2, 2015. To participate in the Purchase Plan, an eligible employee must authorize payroll deductions pursuant to the Purchase Plan. Such payroll deductions may not be less than 1% and may not exceed 15% of a participant’s compensation during the offering period. Once an employee becomes a participant in the Purchase Plan, the employee automatically will participate in each successive offering period until the employee withdraws from the Purchase Plan or the employee’s employment with us or the designated subsidiaries terminates. At the beginning of each offering period, each participant automatically is granted an option to purchase shares of our Common Stock. The option expires at the end of the offering period or upon termination of employment, whichever is earlier, but is exercised at the end of each offering period to the extent of the payroll deductions accumulated during such offering period.

Purchase Price	Shares of our Common Stock may be purchased under the Purchase Plan at a purchase price not less than 85% of the lesser of the fair market value of the common stock on (i) the first day of the offering period, or (ii) the last day of the offering period. The fair market value of our Common Stock on any relevant date will be the closing price per share as reported on the Nasdaq Global Select Market (NASDAQ), or the mean of the closing bid and asked prices, if no sales were reported, as quoted on such exchange or reported in The Wall Street Journal.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions throughout each offering period. The number of shares of our Common Stock that a participant may purchase in each offering period will be determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during that offering period by the purchase price; provided, however, that a participant may not purchase more than 5,000 shares each offering period. During the offering period, a participant may discontinue his or her participation in the Purchase Plan, and may decrease or increase the rate of payroll deductions in an offering period within limits set by the administrator; provided, however, that unless the administrator determines otherwise, a participant may reduce, but not increase his or her contributions during an offering period.

All payroll deductions made for a participant are credited to the participant’s account under the Purchase Plan, are withheld in whole percentages only and are included with our general funds. Funds received by us pursuant to exercises under the Purchase Plan are also used for general corporate purposes. A participant may not make any additional payments into his or her account.

Withdrawal	Generally, a participant may withdraw from an offering period at any time by written or electronic notice without affecting his or her eligibility to participate in future offering periods. However, once a participant withdraws from a particular offering period, that participant may not participate again in the same offering period. To participate in a subsequent offering period, the participant must deliver to us a new subscription agreement.

Termination of Employment	Upon termination of a participant’s employment for any reason, including disability or death, he or she will be deemed to have elected to withdraw from the plan and the payroll deductions credited to the participant’s account (to the extent not used to make a purchase of our Common Stock) will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan, and such participant’s option will automatically be terminated.

Adjustments upon Changes in Capitalization, Dissolution, Liquidation, or Change of Control

Changes in Capitalization	Subject to any required action by our stockholders, the number and class of shares reserved under the Purchase Plan, the maximum number of shares that may be purchased during any offering period, as well as the price per share of common stock covered by each option under the Purchase Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange.

Dissolution or Liquidation	In the event of our proposed dissolution or liquidation, the administrator shall shorten any offering periods then in progress by setting a new exercise date and any offering periods shall end on the new exercise date. The new exercise date shall be prior to the dissolution or liquidation. If the administrator shortens any offering periods then in progress, the administrator shall notify each participant in writing prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.

Change of Control	In the event of any merger or “change of control,” as defined in the Purchase Plan, each option under the Purchase Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation refuses to assume or substitute for the options, the administrator shall shorten any offering periods then in progress by setting a new exercise date and any offering periods shall end on the new exercise date. The new exercise date shall be prior to the merger or change of control. If the administrator shortens any offering periods then in progress, the administrator shall notify each participant in writing prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.

Amendment or Termination	Our administrator may at any time terminate or amend the Purchase Plan including the term of any offering period then outstanding. Generally, no such termination can adversely affect options previously granted.

Number of Shares Purchased by Certain Individuals and Groups

Given that the number of shares that may be purchased under the Purchase Plan is determined, in part, based on the Common Stock’s market value at the beginning and end of each Offering Period and given that participation in the Purchase Plan is voluntary on the part of employees, the actual number of shares that may be purchased by any individual is not determinable.

For illustrative purposes, the following table sets forth (a) the number of shares of Common Stock that were purchased under the 2006 Purchase Plan during 2014 by our named executive officers, our executive officers as a group, and by all employees, and (b) the weighted average per share purchase price paid for such shares by each such group.

Name of Individual Group	Number of Purchased Shares	Weighted Average Purchase Price
Named Executive Officers:
Ronald Black, President and Chief Executive Officer	2,863	$7.42
Satish Rishi, Senior Vice President, Finance and Chief Financial Officer	2,864	$7.42
Laura Stark, Senior Vice President, GM, Emerging Solutions Division	—	—
Jae Kim, Senior Vice President, General Counsel and Secretary	—	—
Martin Scott, Senior Vice President, GM, Cryptography Research Division(1)	—	—
Kevin Donnelly, Senior Vice President, GM, Memory & Interfaces(1)	2,863	$7.42
All executive officers, as a group	8,590	$7.42
All employees who are not executive officers, as a group	587,598	$8.26

(1)	Exited executive officer status in February 2014.

Federal Tax Aspects	The following summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the Purchase Plan does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. We generally are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

PROPOSAL FIVE:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to Rambus to audit our consolidated financial statements for the fiscal year ending December 31, 2015.

Although ratification by stockholders is not required by law, the Audit Committee has conditioned its appointment of the independent registered public accounting firm upon the receipt of the affirmative vote of a majority of the votes duly cast at the Annual Meeting.

Notwithstanding its selection, the Audit Committee, in its discretion, may hire a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of Rambus and its stockholders.

Our History with PricewaterhouseCoopers

PricewaterhouseCoopers LLP (or its predecessor, Coopers & Lybrand L.L.P.) has audited our financial statements since 1991. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Principal Accountant Fees and Services	The aggregate fees billed for professional accounting services by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2014 and December 31, 2013 are as follows:

	Fiscal Year Ended December 31, 2014	Fiscal Year Ended December 31, 2013
Audit Fees (1)	$1,313,936	$1,693,249
Audit-Related Fees	$—	$—
Tax Fees (2)	$39,577	$54,247
All Other Fees (3)	$3,300	$3,300

Total Fees	$1,356,813	$1,750,796

(1)    Audit Fees consist of fees for PricewaterhouseCoopers LLP’s professional services rendered for the audit of the Company’s consolidated annual financial statements, review of the interim consolidated financial statements included in quarterly reports and services rendered in connection with the debt offering in 2013. Fees relating to professional services rendered for the audits of the effectiveness of internal control over financial reporting in fiscal 2014 and 2013 are included under “Audit Fees.”

(2)    Tax Fees primarily relate to tax studies, statutory tax compliance and technical tax advice in both years presented.

(3)    All Other Fees consist of fees for products and services other than the services described above. During fiscal 2014 and 2013, these fees related to a license to PricewaterhouseCoopers LLP’s online accounting and auditing research tool and disclosure checklist.

Policy on Audit Committee Pre-Approval of Audit and the Permissible Non-Audit Services of Independent Registered Public Accounting Firm	The Audit Committee’s policy is to pre-approve 100% of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Independence of PricewaterhouseCoopers LLP	The Audit Committee has determined that the accounting advice and tax services provided by PricewaterhouseCoopers LLP are compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Vote Required	The affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

The Board unanimously recommends that you vote “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2014 with respect to the shares of our Common Stock that may be issued under our existing equity compensation plans.

	(A)	(B)	(C)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Awards, Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Awards, Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Security Holders (1)	12,115,510	$10.13	11,647,272

Total	12,115,510	$10.13	11,647,272

(1)	Data reflects our 1997 Stock Plan (the “1997 Plan”) and 2006 Stock Plans (the “2006 Plans”, which includes the 2006 Plan and the 2006 Purchase Plan). Our 2006 Plan was approved by our stockholders at our 2006 annual meeting, increases to the 2006 Plan were approved at our 2009, 2012 and 2014 annual meetings. Under the 2006 Plan as approved, a total of 31,400,000 shares of our Common Stock were reserved for issuance, of which 4,403,553 were retired pursuant to the terms of our 2012 Offer to Exchange program. The 2006 Purchase Plan was approved by our stockholders at our 2006 annual meeting, increases to the 2006 Purchase Plan were approved at our 2012 and 2014 annual meetings. Under the 2006 Purchase Plan as approved, a total of 4,600,000 shares of our Common Stock were reserved for purchase. As a result of the stockholder approval of our 2006 Plans, we terminated our 1997 Plan so that, as of the date of termination, no further awards have been or will be made thereunder, but the plan will continue to govern outstanding awards granted under that plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Under the proxy rules of the SEC, a person who directly or indirectly has or shares voting power or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. Shares as to which voting power or investment power may be acquired within 60 days are also considered as beneficially owned under the proxy rules.

The following table sets forth certain information as of February 27, 2015, regarding beneficial ownership of our Common Stock by: (i) each person who is known to us to own beneficially more than five percent of our Common Stock; (ii) each of our current directors; (iii) each of the named executive officers in the Summary Compensation Table of this annual report; and (iv) the total for our current directors and current executive officers as a group. The information on beneficial ownership in the table and the footnotes is based upon our records and the most recent Schedule 13D or 13G filed by each such person or entity and information supplied to us by such person or entity. Unless otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares subject to options which are exercisable within 60 days of February 27, 2015 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person.

Name or Group of Beneficial Owners	Number of Shares Beneficially Owned	Options Exercisable in 60 days	Percentage of Shares Beneficially Owned (1)
Waddell & Reed Financial (2)	11,701,106	—	10.1%
6300 Lamar Avenue
Overland Park, KS 66202
FMR LLC (3)	11,262,481	—	9.8%
245 Summer Street
Boston, MA 02210
PRIMECAP Management Company (4)	8,362,372	—	7.2%
225 South Lake Avenue, #400
Pasadena, CA 91101
The Vanguard Group (5)	6,877,454	—	6.0%
100 Vanguard Boulevard
Malvern, PA 19355
BlackRock, Inc (6)	6,249,772	—	5.4%
55 East 52nd Street
New York, NY 10022
Ronald Black	607,628	566,606	*
Satish Rishi (7)	682,386	536,907	*
Laura Stark	347,097	282,971	*
Jae Kim	88,504	77,480	*
Martin Scott	485,845	423,002	*
Kevin Donnelly	396,199	313,971	*
J. Thomas Bentley (8)	213,143	92,917	*
Penelope A. Herscher (9)	109,064	60,000	*
Charles Kissner (10)	47,431	26,666	*
David Shrigley	100,643	60,000	*
Eric Stang (11)	95,143	40,000	*
All current directors and executive officers as a group (11 persons)	3,173,083	2,480,520	2.7%

*	(Less than 1%)
(1)	Percentage of shares beneficially owned is based on 115,418,949 shares outstanding as of February 27, 2015.

(2)	As reported on Schedule 13G/A on February 13, 2015. The Schedule 13G/A was filed jointly on behalf of Waddell & Reed Financial Inc., Waddell & Reed Financial Services, Inc., Waddell & Reed, Inc., Waddell & Reed Investment Management Company and Ivy Investment Management Company in connection with the beneficial ownership of the Common Stock of Rambus Incorporated.
(3)	As reported on Schedule 13G/A on February 13, 2015. The Schedule 13G/A was filed jointly on behalf of FMR LLC, Edward C. Johnson 3d, Abigail P. Johnson and Fidelity Growth Company Fund in connection with the beneficial ownership of the Common Stock of Rambus Incorporated.
(4)	As reported on Schedule 13G/A on February 13, 2015.
(5)	As reported on Schedule 13G/A on February 10, 2015.
(6)	As reported on Schedule 13G/A on February 2, 2015.
(7)	Includes 700 shares held in a custodial account for which Mr. Rishi serves as custodian and 3,000 shares held in trust for which Mr. Rishi serves as a trustee.
(8)	Includes 100,226 shares held in trust for which Mr. Bentley serves as a trustee and 20,000 shares held in partnership for which Mr. Bentley serves as a partner.
(9)	Includes 49,064 shares held in trust for which Ms. Herscher serves as a trustee.
(10)	Includes 20,765 shares held under an LLC for which Mr. Kissner serves as owner.
(11)	Includes 55,143 shares held in trust for which Mr. Stang serves as a trustee.

EXECUTIVE OFFICERS OF THE COMPANY

Information regarding our executive officers and their ages and positions as of February 27, 2015, is contained in the table below. Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. There is no family relationship between any of our executive officers.

Ronald Black, Ph.D.	51	President and Chief Executive Officer. Dr. Black has served as our chief executive officer and president since June 2012 and as a director since July 2012. Dr. Black was previously the Managing Director of R.D. Black & Company, a consulting firm, since August 2011. From September 2010 to August 2011, Dr. Black was the Chief Executive Officer of MobiWire, formerly Sagem Wireless, a privately-held mobile handset company headquartered near Paris, France that offers products and services to original equipment manufacturers and mobile network operators in the mobile phone marketplace. From June 2009 to October 2010, Dr. Black served as Chairman and CEO of UPEK, Inc. Dr. Black currently serves as a board member EnOcean GmbH, a German-based company that manufactures and markets energy harvesting technology, sensors, and radio frequency communication. From September 2010 to November 2012, he served as a board member of AuthenTec, Inc., which he joined following the AuthenTec-UPEK merger in September 2010 and from 2007 to 2013, he served as a board member of Inside Contactless, a France-based company engaged in the semiconductors and information technology industry. From September 2004 to June 2009, he was chief executive officer of Wavecom S.A., a publicly traded French wireless solutions company. Dr. Black holds a Bachelor of Science, a Masters of Science, and a Ph.D. in materials science and engineering from Cornell University in Ithaca, N.Y.

Jae Kim	44	Senior Vice President, General Counsel and Secretary. Mr. Kim has served as the senior vice president, general counsel and secretary since February 2013 and as our vice president, corporate legal since joining us in July 2010. Prior to his tenure at Rambus, Mr. Kim held senior legal positions at Aricent Inc., a privately-held communications technology company and Electronics for Imaging Inc., a digital printing technology company. Mr. Kim has also had significant experience in private practice with the law firm of Wilson Sonsini Goodrich & Rosati, P.C., where he advised high technology and emerging growth companies on mergers and acquisitions, private financings, public offerings, securities compliance, public company reporting and corporate governance. Mr. Kim began his legal career as an attorney with the United States Securities and Exchange Commission, Division of Corporation Finance, in Washington, D.C. Mr. Kim is a member of both the California State Bar and New York State Bar, and received a J.D. from the American University, Washington College of Law, and his bachelor’s degree from Boston University.

Satish Rishi	55	Senior Vice President, Finance and Chief Financial Officer. Mr. Rishi joined us in his current position in April 2006. Prior to joining us, Mr. Rishi held the position of executive vice president of Finance and chief financial officer of Toppan Photomasks, Inc., (formerly DuPont Photomasks, Inc.) one of the world’s leading photomask providers, from November 2001 to April 2006. During his 28-year career, Mr. Rishi has held senior financial management positions at semiconductor and electronic manufacturing companies. He served as vice president and assistant treasurer at Dell Inc. Prior to Dell, Mr. Rishi spent 13 years at Intel Corporation, where he held financial management positions both in the United States and overseas, including assistant treasurer. Mr. Rishi holds a B.S. with honors in Mechanical Engineering from Delhi University in Delhi, India and an M.B.A. from the University of California at Berkeley’s Haas School of Business.

Laura Stark	46	Senior Vice President, GM, Emerging Solutions Division. Ms. Stark has served in her current position since July, 2014. In addition to leading the efforts of overall strategy, including M&A activities, Ms. Stark leads our platform development efforts and long-range research and development. From August 2012 to July, 2014, she served as our Senior Vice President, Corporate Strategy and M&A. From April 2008 to August 2012, Ms. Stark served as Senior Vice President, Corporate Development, from February 2005 to April 2008 as Senior Vice President, Platform Solutions and from October 2002 to February 2005 as vice president, Memory Interface Division. Ms. Stark held various business and management positions before becoming vice president, Memory Interface Division in October 2002. Prior to joining us, Ms. Stark held various positions in the semiconductor products division of Motorola, a communications equipment company, during a six year tenure, including technical sales engineer for the Apple sales team and field application engineer for the Sun and SGI sales teams. Ms. Stark holds a B.S. in Electrical Engineering from the Massachusetts Institute of Technology.

As required under applicable SEC disclosure rules, we have also included in our CD&A a discussion of the compensation paid to two other individuals who are included as NEOs for 2014 on the basis of their 2014 compensation, but were not executive officers through the end of 2014. While Mr. Donnelly and Dr. Scott each exited executive officer status, as defined under applicable SEC rules, on February 20, 2014, each currently remains employed with us in the following capacities:

Kevin Donnelly	53	Senior Vice President, GM, Memory & Interfaces. Mr. Donnelly joined us in 1993. Mr. Donnelly has served in his current position since August 2012. From November 2008 to August 2012, Mr. Donnelly served as Senior Vice President, IP Strategy, from March 2006 to November 2008, as Senior Vice President, Engineering and from January 2005 to March 2006, as co-vice president of Engineering. From October 2002 to January 2005 he served as vice president, Logic Interface Division. Mr. Donnelly held various engineering and management positions before becoming vice president, Logic Interface Division in October 2002. Before joining us, Mr. Donnelly held engineering positions at

National Semiconductor, Sipex, and Memorex, over an eight year period. He holds a B.S. in Electrical Engineering and Computer Sciences from the University of California, Berkeley, and an M.S. in Electrical Engineering from San Jose State University.

Martin Scott, Ph.D.	59	Senior Vice President and General Manager, Cryptography Research Division. Dr. Scott has served in his current position since July 2014. From August 2012 until July 2014, he served as our Senior Vice President, Chief Technology Officer. From August 2010 until August 2012, Dr. Scott served as our Senior Vice President, GM, New Business Group and from December 2006 to August 2010, as our Senior Vice President, Engineering. Dr. Scott joined us from PMC-Sierra, Inc., a provider of broadband communications and storage integrated circuits, where he was most recently vice president and general manager of its Microprocessor Products Division from March 2006. Dr. Scott was the vice president and general manager for the I/O Solutions Division (which was purchased by PMC-Sierra) of Avago Technologies Limited, an analog and mixed signal semiconductor components and subsystem company, from October 2005 to March 2006. Dr. Scott held various positions at Agilent Technologies, including as vice president and general manager for the I/O Solutions division from October 2004 to October 2005, when the division was purchased by Avago Technologies, vice president and general manager of the ASSP Division from March 2002 until October 2004, and, before that, Network Products operation manager. Dr. Scott started his career in 1981 as a member of the technical staff at Hewlett Packard Laboratories and held various management positions at Hewlett Packard and was appointed ASIC business unit manager in 1998. He earned a B.S. from Rice University and holds both an M.S. and Ph.D. from Stanford University.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Discussion and Analysis (“CD&A”) is designed to provide our stockholders with an understanding of our compensation program in effect for our named executive officers (“NEOs”) who consisted of the following current executive officers for 2014:

•	Ronald Black, Chief Executive Officer and President;

•	Satish Rishi, Senior Vice President, Finance and Chief Financial Officer;

•	Jae Kim, Senior Vice President, General Counsel and Secretary; and

•	Laura Stark, Senior Vice President, GM, Emerging Solutions Division.

As required under applicable SEC disclosure rules, we have also included in our CD&A a discussion of the compensation paid to two other individuals who are included as NEOs for 2014 on the basis of their 2014 compensation, but were not executive officers through the end of 2014. While Mr. Donnelly and Dr. Scott each exited executive officer status, as defined under applicable SEC rules, on February 20, 2014, each currently remains employed with us in the following capacities:

•	Kevin Donnelly, Senior Vice President, GM, Memory and Interfaces; and

•	Martin Scott, Senior Vice President, GM, Cryptography Research Division.

Unless otherwise noted, references to NEOs in this CD&A include Mr. Donnelly’s and Dr. Scott’s service and compensation with respect to the full 2014 fiscal year.

Our CD&A is organized as follows: (i) Executive Summary, (ii) Our Compensation Philosophy – Pay for Performance, (iii) NEO Compensation Process, (iv) Components of NEO Compensation, and (v) Other Policies and Elements of NEO Compensation.

EXECUTIVE SUMMARY

2014 Business Performance

In 2014, we continued our focus on the development of innovative technology and furthering a more open, collaborative relationship with the broader industry. We settled our last outstanding litigation with Nanya Technology Corporation, including the execution of a new patent license agreement, while continuing to engage the industry by joining the standard setting organizations of the Joint Electron Device Engineering Council, GlobalPlatform and the Fact Identity Online Alliance. In addition, we launched our CryptoManager™ secure feature management platform with Qualcomm as lead customer as well as licensed certain security related technologies to Cisco Systems. We also launched an IP cores program and unveiled our enhanced LabStation™ validation platform to address complex IP design and integration. Our 2014 business results included:

•	$296.6 million in annual revenue, a 9% increase year-over-year;

•	$119.2 million in pro-forma operating income, a 30% increase year-over-year; and

•	17% share price increase in 2014 and a 128% share price increase over the last two years.

Executive Compensation Highlights

•

Our compensation mix favors performance-based compensation. More than 75% of our CEO and on average 62% of our NEOs total actual direct compensation was subject to our financial and/or share price performance in 2014.

•

Our annual incentive compensation program is based on our pro-forma operating income results, a financial measure we believe incents our annual financial and business objectives. For 2014, annual incentive compensation under our Corporate Incentive Plan (“CIP”) was funded at 101% of target, which reflected our strong 30% increase in pro forma operating income in 2014 as well as the rigor of our 2014 pro forma operating income target. Payout levels ranged from 76% to 141% of target for our NEOs.

•	NEO annual equity awards granted in February 2014 were in the form of stock options, as an incentive for share price growth.

•

For the 2015 fiscal year, we introduced performance units to further align executive compensation with stockholder interests. 60% of our CEO’s and 40% of our other NEOs’ equity compensation will consist of performance units in 2015.

•

As part of our annual compensation program review, in March 2015 we entered into change of control severance agreements with our executive officers, except our CEO who has an employment agreement that governs certain change of control severance obligations applicable to him, that are designed to promote stability and retention of senior management prior to and following a change of control.

•	The advisory vote on executive compensation at our 2014 annual meeting received approval from over 92% of the votes cast.

•

We maintained high governance standards in our executive compensation practices, including best practices with respect to minimum equity ownership guidelines, perquisites, compensation recovery, independent compensation committee advisors and insider trading. See “Other Policies and Elements of NEO Compensation” below.

OUR COMPENSATION PHILOSOPHY — PAY FOR PERFORMANCE

Our NEO compensation program is designed to align NEO compensation to business objectives and company financial performance and to motivate NEOs to enhance long-term stockholder value. The objectives of our executive compensation program are to attract, retain, motivate, and reward executives in order to enhance the long-term profitability of the company, foster stockholder value creation, and align executives’ interests with those of our stockholders. The principal components of our executive compensation program in 2014 were base salary, annual cash incentive awards and equity incentive awards. We believe that a substantial portion of total compensation for our executives should be variable and dependent on company and individual performance.

Total Compensation: Opportunity Aligned with Stockholder Value

The table below provides a summary of compensation for our NEOs over the last three years. Total NEO compensation remained relatively flat in 2014 while our stock price increased 17% from December 31, 2013 to December 31, 2014. Total NEO compensation increased 27% from December 31, 2012 to December 31, 2014, while our stock price increased 128% over the same time period. The table below shows the cumulative total stockholder return assuming the investment of $100 in our common stock on December 31, 2012.

Total NEO Pay for Performance(1)

(1)	Total NEO compensation for each of the years shown in the chart is for individuals who were NEOs for the respective year and who were employed as of the respective fiscal year end, except that for comparability purposes an average of Dr. Scott’s and Mr. Donnelly’s compensation has been included in 2014 so that each of the years shown include four NEOs, excluding the CEO. Total NEO compensation excludes CEO compensation as it is not comparable between each of the years shown due to Dr. Black’s 2012 new hire grants.

Pay Mix: Aligned with Financial Performance and Share Price

By allocating a significant portion of NEO total compensation to equity incentive and annual incentive compensation, more than 75% of our CEO’s and on average 62% of our NEOs’ 2014 total actual direct compensation was subject to the Company’s financial and/or share price performance. 2014 equity incentive awards for our NEOs consisted of stock options. As a result, our executives will realize value from these annual equity compensation grants only to the extent that our stockholders experience increases in share price. The charts below show the percentage amounts for salary, annual cash incentive awards, and long-term equity incentive awards for our CEO and other NEOs, i.e., the mix of pay.

CEO	Average of All Other NEOs

Annual Incentive Payouts: Aligned with Financial Performance

For 2014, we measured our annual financial performance using pro forma operating income (described in more detail in the “Components of NEO Compensation” section). Pro forma operating income is a non-GAAP measure that we believe is a meaningful measure of the Company’s core financial performance that supports our short-term and long-term business objectives. The total 2014 NEO annual CIP incentive payout pool was funded at 101% of the target bonus amount pursuant to the CIP, which reflected both our strong 30% increase in pro forma operating income in 2014 as well as the rigor of our 2014 operating income CIP target. Payout levels ranged from 76% to 141% of target for our NEOs.

Alignment of Annual Bonus Payments with Performance 2013-2014

NEO COMPENSATION PROCESS

The Role of the Compensation Committee

The Compensation Committee is responsible for determining and approving CEO compensation, approving compensation recommendations for NEOs, recommending to the Board changes to the non-employee director compensation program, approving the overall levels of equity to be granted each year, and determining the amount of funding that will be available for CIP, among other duties expressed in its charter. In performing these duties, the Compensation Committee evaluates the performance of the CEO, and reviews and evaluates the existing NEO compensation programs. The Compensation Committee has the authority to obtain advice and assistance from internal or external compensation consultants, attorneys, accountants, and other advisers. The Board of Directors annually evaluates the independence of its members.

In 2014, the Compensation Committee considered multiple factors to ensure that compensation packages were consistent with our pay for performance philosophy and that we remain competitive in the market for talent. Important factors considered in the decision-making process included Company performance, individual leadership and performance assessments, market compensation levels, job scope, individual skills and experience, the relative importance of the individual’s role, internal pay equity, historical pay levels, and equity holdings.

In 2014, the Compensation Committee reviewed comprehensive performance assessments of the NEOs and conducted a review of the CEO’s performance. This assessment included an evaluation of pre-established strategic objectives and review of direct feedback from managers, peers and subordinates. The Compensation Committee also held an annual joint meeting with the full Board of Directors to review and discuss Company leadership development, performance objectives and emergency and long-term succession planning.

The Role of the Independent Compensation Consultant

In 2014, the Compensation Committee continued to retain Semler Brossy Consulting Group, LLC (“SBCG”) to assist in evaluating executive and director compensation. In addition, SBCG prepared material and analyses for the Compensation Committee on CEO compensation. The Compensation Committee reviewed and approved CEO compensation, and the CEO was not present for any voting or deliberations regarding CEO compensation. SBCG reports directly to the Compensation Committee, and works collaboratively with management and the Compensation Committee. Pursuant to SEC rules, the Compensation Committee has assessed the independence of SBCG, and concluded that no conflict of interest exists that would prevent SBCG from independently representing the Compensation Committee. SBCG does not perform other services for the Company, and will not do so without the prior consent of the Compensation Committee. SBCG regularly meets with the Compensation Committee outside the presence of management.

The Role of Management

Each year, the CEO and the Senior Vice President of Human Resources present to the Compensation Committee annual performance reviews and compensation recommendations for the NEOs, excluding the CEO. Evaluation of CEO performance and compensation is determined by the Compensation Committee without the presence or consultation of the CEO. Management personnel works with SBCG to prepare compensation information and assessments for the Compensation Committee’s consideration.

In addition, once the Compensation Committee determines the amount of funding available for CIP, the CEO allocates this funding to each operating or business unit of the Company based on a measurement of each unit’s achievement levels against the unit’s specific performance milestones in relation to the Company’s overall performance targets, and recommends a specific CIP award for each NEO other than himself. The Compensation Committee reviews and approves the CEO’s proposed CIP award for each NEO.

Peer Group Comparisons

Each year, SBCG, together with senior members of our Human Resources department, defines and assesses the appropriateness of a group of similarly situated companies, referred to as the Compensation Peer Group, for purposes of assisting the Compensation Committee to determine whether the total compensation opportunity available to our NEOs is appropriate and competitive. The Compensation Committee reviews and approves the Compensation Peer Group as recommended by management and SBCG. The Compensation Peer Group for fiscal year 2014 compensation was approved by the Committee in July 2013 and consisted of 16 companies selected based on a number of key attributes, including revenue, technological complexity, industry and business characteristics, market capitalization and number of employees.

2014 Peers

Applied Micro Circuits Corporation	Integrated Silicon Solution	Semtech Corporation
Cavium Networks, Inc.	InterDigital, Inc.	Silicon Image, Inc.
Cymer, Inc.	Monolithic Power Systems	Silicon Laboratories Inc.
DSP Group, Inc.	OmniVision Technologies, Inc.	Tessera Technologies, Inc.
FormFactor, Inc.	PMC-Sierra, Inc.
Integrated Device Technology, Inc.	Ruckus Wireless Inc.

The Compensation Committee also reviewed data from the Radford Select Executive Compensation Report to supplement the publicly available Compensation Peer Group data.

The Role of Our 2014 Advisory Vote on Executive Compensation

The advisory vote on executive compensation at our 2014 annual meeting was approved by more than 92% of the votes cast. The Compensation Committee is committed to ensuring that the Company’s compensation programs are consistent with the Company’s pay for performance philosophy and deliver appropriate results given Company financial performance and business conditions. During the course of our 2014 proxy season, as we have in past years, we continued to engage in ongoing discussions with institutional investors to gather input and feedback on our executive compensation program. As a result of this feedback and other considerations, for the 2015 fiscal year, we introduced performance units to further align executive compensation with stockholder interests. See “Fiscal 2015 Equity Incentive Compensation Program” below. Stockholder feedback will remain an important input into the Compensation Committee’s work on the compensation programs for the Company.

COMPONENTS OF NEO COMPENSATION

The Company’s executive compensation program consists of the following components:

•	Annual Base Salary

•	Annual Cash Incentive Compensation — Corporate Incentive Plan

•	Long Term Equity Incentive Compensation

Annual Base Salary

Salaries are provided to employees as compensation for services to the Company and to meet the objectives of attracting and retaining the talent needed to run our Company. The Compensation Committee evaluates base salaries for our NEOs on an annual basis. The Compensation Committee considers a number of factors, including the NEO’s salary history, current compensation levels, responsibilities, experience, individual and Company performance, and market information when determining and approving NEO salary increases. The Compensation Committee also reviews potential changes in CIP and equity payouts when considering changes in base salary.

For 2014, the Compensation Committee approved an increase in base salary for Mr. Kim to reflect his superior individual performance, and based on a review of market compensation levels. Ms. Stark also received an increase in salary to reflect her increased corporate responsibilities, individual performance and based on a review of market compensation levels. No other NEOs received increases in their base salary levels for 2014.

For 2015, the Compensation Committee approved increases in the base salary for Ms. Stark and Mr. Kim to reflect increased corporate responsibilities and individual performance, and based on a review of market compensation levels. No other NEOs received increases in their base salary levels for 2015, as reflected below under the section “2015 CIP.”

Annual Cash Incentive Compensation — Corporate Incentive Plan

2014 CIP

Our annual cash incentive compensation is designed to motivate and reward our NEOs for achieving our annual financial and business objectives. Consistent with our approach in 2013, annual cash incentive bonuses with respect to fiscal 2014 performance were based on the achievement of a pre-established and objective performance goal of pro forma adjusted operating income. We chose this measure because we believe it provides a meaningful measure of core financial performance and supports our short-term business objectives.

Pro forma operating income is a non-GAAP measure that consists of GAAP operating income, excluding stock-based compensation expense, amortization expense, costs of restatement and related legal expenses, certain acquisition related expenses, retention bonuses and certain other one-time or extraordinary expenses or credits. Other one-time or extraordinary expense or income items may be excluded from pro forma operating income as determined by the Compensation Committee.

To align payouts with Company performance, plan funding has a sliding scale that provides for annual incentive bonus payouts greater than the target bonus if results are greater than target or less than the target bonus if results are lower than the target. CIP funding can range from 0% to 200%. In accordance with the plan, 2014 CIP was measured at mid-year based on estimated expectations of the full year’s achievement against the performance target. The measurement resulted in a progress payment of 40% of the full year target payment. Final payments for fiscal 2014 reflected actual Company performance in fiscal 2014, net of the mid-year performance payment. The fiscal 2014 performance targets and results of pro forma operating income were as follows:

Target	Actual Performance	CIP Funding
$119.2M	$120.2M	101%

Individual CIP payouts for NEOs ranged from 76% to 141% of target based on an assessment of individual performance and the performance of his or her division, business unit or other area of responsibility. In 2014, our NEOs participated in the 2014 CIP for their annual cash incentive compensation on the same terms as other participants.

	2014 CIP Target		2014 CIP Payouts
Executive	2014 CIP Target	% of Base Salary	Total 2014 CIP Payout	% of Total Target CIP
Ronald Black	$618,000	120%	$624,180	101%
Satish Rishi	$280,000	86%	$395,000	141%
Jae Kim	$220,000	76%	$220,000	100%
Laura Stark	$240,000	83%	$240,000	100%
Kevin Donnelly	$280,000	93%	$212,000	76%
Martin Scott	$310,000	93%	$432,000	139%

2015 CIP

Our 2015 CIP will be structured in the same way as our 2014 CIP with Company performance tied to a pre-established pro forma adjusted operating income target in a similar manner as described above. Individual NEO 2015 CIP targets are as follows:

Executive	2015 Base Salary	2015 CIP Target	% of Base Salary	% of Base Salary Increase from 2014
Ronald Black	$515,000	$618,000	120%	0%
Satish Rishi	$325,000	$280,000	86%	0%
Jae Kim	$300,000	$220,000	73%	3%
Laura Stark	$300,000	$280,000	93%	3%

Long Term Equity Incentive Compensation

Our equity incentives encourage the achievement of superior results over time and align the interests of our executive officers and stockholders because the value of the equity incentives is based on the price of the

Company’s stock. Our equity awards are subject to vesting provisions to encourage executive officers to remain employed with us. To determine annual equity awards with respect to a completed fiscal year, the Compensation Committee reviews each NEO’s performance and contribution during such year, as well as current market information, external competitive circumstances, overall ownership and vesting schedules of existing equity held by the NEO.

February 2014 Equity Grants

The Compensation Committee annually evaluates the structure of the equity compensation program to ensure that grants appropriately support our strategic and financial objectives. NEO annual equity awards granted in February 2014 were exclusively in the form of stock options as an incentive for share price growth. In determining the number of shares subject to these grants, the Compensation Committee considered a number of factors, consistent with the approach described above, with a particular focus on individual performance, our stock price and execution of our long-term growth strategy.

2015 Equity Incentive Compensation Program

During 2014, we reviewed the structure of our equity incentive compensation program to determine whether any changes were warranted in terms of objectives, mechanics and performance measures. Our primary goal in refining our long-term incentive program was to keep our management team aligned with the interests of our stockholders by driving stock performance. Our secondary goal was to continue the talent retention and recruitment benefits of long-term incentive awards. We sought to balance these goals and outcomes over time through the form of the equity awards we granted. As part of this review, the Compensation Committee considered the input of stockholders, and analysis of our incentive programs provided by SBCG. Based on SBCG’s analysis and our current corporate strategy and direction, management developed and proposed changes to our executive compensation program that the Compensation Committee approved.

For 2015, the Compensation Committee approved the introduction of performance units and time based RSUs into the equity incentive compensation program for all executive officers. We anticipate that the equity program for our CEO and other NEOs in 2015 will deliver equity awards as follows:

	Stock Options	Time Based RSUs	Performance Units
CEO	20%	20%	60%
Other NEOs	20%	40%	40%

Thus, we anticipate that 80% of the value of the equity awards (options and performance units) granted to our Chief Executive Officer in 2015, are subject to both the risk of the Company’s financial and stock performance and 60% of the value of the equity awards (options and performance units) granted to our other NEOs in 2015 are subject to both the risk of the company’s financial and stock performance.

With respect to the performance unit awards, a target number of shares of our common stock subject to such units will be awarded to each of our NEOs and such units will become earned based on the Company’s operating margin for the fiscal year period in which the performance unit was awarded. We believe operating margin is a key measure of both growth and cost discipline, which complements our annual CIP bonus plan’s measure of pro forma operating income. The ultimate number of shares earned can range from 0% to 150% of target depending on performance relative to target over the applicable period. Vesting takes place after the performance level is achieved and determined. 100% of the shares subject to time-based vesting vests on the third anniversary of the date of grant. The performance units are designed to reward performance by linking share grants to an objective company performance measure while promoting employee retention through subsequent time based vesting.

To further bolster executive retention, the Compensation Committee re-introduced time based RSUs, which will vest equally over a four-year period from the date of grant.

OTHER POLICIES AND ELEMENTS OF NEO COMPENSATION

Benefits

We do not provide any perquisites to NEOs that are not generally available to the broad employee population with the exception of termination benefits and travel reimbursements to Dr. Black pursuant to his employment agreement. Our NEOs are eligible to participate in our 401(k) plan, our health and welfare benefits, our Employee Stock Purchase Plan and our User-Owned Personal Computing Devices reimbursement program, on the same terms as other eligible employees.

Stock Ownership Guidelines

Our executives are required to hold 50% of after-tax shares realized upon vesting or exercise of equity awards on an after tax basis until they reach the required levels of 5x base salary for the CEO and 3x base salary for the other executive officers. Our executives are required to achieve the required levels within five years of the date such officer assumes their position. For purposes of these guidelines, ownership includes shares owned outright, unvested restricted stock and restricted stock units, and the value of vested and unexercised stock options. All of our NEOs were in compliance with this policy in 2014.

Hedging

As stated in our Code of Business Conduct and Ethics, all of our employees and directors are prohibited from engaging in hedging transactions in Rambus shares, including short sales and purchases of put options.

Equity Grant Policy

Annual equity awards are granted at the closing price on February 1st of each year. If February 1st is not a trading day, the grants become effective and are priced as of the next trading day. The number of shares and key award terms of awards to NEOs are approved by the Compensation Committee prior to the February 1st award date.

Compensation Recovery

The Compensation Committee reserves the right to reduce or withhold future compensation based on any required restatement or adjustment, and to determine the extent to which recovery of prior compensation may be pursued in the event of future adjustments caused by fraud on the part of an executive of Rambus. The Compensation Committee will adopt a policy that complies with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act when such rules are promulgated.

Change of Control Payments

Outstanding equity awards for our NEOs, including our CEO, may vest upon a “double-trigger” termination in the event of a change of control.

As part of our annual compensation program review, in March 2015 we entered into change of control severance agreements with our executive officers, except our CEO who has an employment agreement that governs certain change of control severance obligations applicable to him. These agreements are designed to promote stability and retention of senior management prior to and following a change of control and to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of the stockholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the executives’ own employment.

Dr. Black’s employment agreement with the Company includes, among other terms, certain payments for Dr. Black in the event of his termination, a change of control of the Company, or both. The Compensation Committee believed that including these provisions in Dr. Black’s employment agreement was appropriate given the context of changes in the Company’s leadership at that time.

See “Executive Compensation Tables—Potential Payments Upon Termination or Change of Control” below for a discussion of potential payments to our NEOs including our CEO.

Tax Considerations

Under Section 162(m), a corporation cannot deduct compensation it pays to its Chief Executive Officer and certain other executive officers in excess of $1 million, unless such compensation is considered “qualified performance-based compensation” as defined in Section 162(m). Compensation that qualifies as “performance-based” generally must meet the requirement that it is payable only upon attainment of pre-established, objective performance goals under a plan that has been approved by the corporation’s stockholders. The Compensation Committee considers the potential future effects of Section 162(m) when determining NEO compensation and does approve compensation to our NEOs that does not satisfy the requirements of Section 162(m) when it believes that other considerations outweigh the tax deductibility of the compensation. The Compensation Committee intends to continue evaluating all of our executive compensation and may qualify such compensation as performance based compensation under Section 162(m) to the extent applicable, and so long as the Compensation Committee determines that doing so is in the Company’s best interests.

Compensation Program Risk Evaluation

The Compensation Committee annually reviews the elements of NEO compensation to determine whether any portion of the overall program encourages excessive risk taking. The Committee’s current assessment is that although the majority of compensation provided to our NEOs is performance-based, our compensation programs do not encourage excessive or unnecessary risk taking. The Committee believes that the design of these compensation programs encourages our NEOs to remain focused on both short-term and long-term strategic goals.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee, as of February 18, 2015, reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this report.

THE COMPENSATION COMMITTEE Penelope A. Herscher (Chairperson) E. Thomas Fisher Charles Kissner

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table shows compensation information for 2012, 2013 and 2014 for the named executive officers.

					Non-Equity
			Stock	Option	Incentive Plan	All Other
		Salary	Awards(1)	Awards(1)	Compensation(2)	Compensation(3)	Total
Name and Title	Year	($)	($)	($)	($)	($)	($)
Ronald Black	2014	515,000	—	899,783	624,180	12,026	2,050,989
Chief Executive	2013	515,000	241,834	443,251	669,500	17,809	1,887,394
Officer and President	2012	267,403	—	2,166,693	268,078	24,267	2,726,441

Satish Rishi	2014	325,000	—	195,605	395,000	9,720	925,325
Senior Vice President,	2013	325,000	—	116,645	364,000	9,090	814,735
Finance and Chief	2012	325,000	43,860	195,278	79,828	28,987	672,953
Financial Officer

Laura Stark(4)	2014	288,750	—	195,605	240,000	9,720	734,075
Senior Vice President, GM,
Emerging Solutions Division

Jae Kim(5)	2014	288,750	—	176,045	220,000	9,720	694,515
Senior Vice President and	2013	272,083	27,300	93,316	350,000	9,090	751,789
General Counsel

Martin Scott	2014	335,000	—	234,726	432,000	7,800	1,009,526
Senior Vice President, GM,	2013	335,000	—	139,974	375,100	7,650	857,724
Crytography Research	2012	334,167	51,170	230,655	86,825	29,635	732,452
Division

Kevin Donnelly(5)	2014	300,000		234,726	212,000	9,720	756,446
Senior Vice President, GM	2013	300,000	—	139,974	295,900	9,090	744,964
Memory & Interfaces

(1)	Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the aggregate grant date fair value computed in accordance with the provisions of FASB ASC Topic 718. The assumptions used to calculate the value of stock and stock option awards are set forth under Note 13 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.
(2)	Amounts for fiscal year 2014 consist of compensation earned for services rendered in fiscal year 2014 and are based upon the achievement of certain targets under the 2014 Corporate Incentive Plan targets. The target and achievement results were reviewed and approved by the Compensation Committee. The plan is further described under “Compensation Discussion & Analysis — Executive Compensation Components.”
(3)	The details of “All Other Compensation” for NEOs for 2014 are described in this Proxy Statement under “Compensation Disclosure and Analysis”-“Other Policies and Elements of NEO Compensation, “Benefits,” and “Other Compensation and Governance Policies.”
(4)	Not a named executive officer in 2013 or 2012.
(5)	Not a named executive officer in 2012.

Grants of Plan Based Awards

The following table shows all plan-based awards granted to the named executive officers during fiscal year 2014. The option awards and the unvested portion of the stock awards identified in the table below are also reported in the Outstanding Equity Awards at Fiscal 2014 Year End Table that follows.

						All Other
						Option
						Awards;	Exercise	Grant Date
						Number of	or Base	Fair Value of
						Securities	Price of	Stock &
						Underlying	Option	Option
			Estimated Future Payouts Under			Options (2)	Awards	Awards(3)
			Non-Equity Incentive Plan Awards(1)			(#)	($/Sh)	($)
	Grant	Approval	Threshold	Target	Maximum
Name	Date	Date	($)	($)	($)
Ronald Black	2/3/2014	1/30/2014	N/A	$618,000	$1,236,000	230,000	8.76	899,783
Satish Rishi	2/3/2014	1/30/2014	N/A	$280,000	$560,000	50,000	8.76	195,605
Laura Stark	2/3/2014	1/30/2014	N/A	$240,000	$480,000	50,000	8.76	195,605
Jae Kim	2/3/2014	1/30/2014	N/A	$220,000	$440,000	45,000	8.76	176,045
Martin Scott	2/3/2014	1/30/2014	N/A	$310,000	$620,000	60,000	8.76	234,726
Kevin Donnelly	2/3/2014	1/30/2014	N/A	$280,000	$560,000	60,000	8.76	234,726

(1)	Amounts shown are estimated payouts for fiscal year 2014 to the named executive officers based on the 2014 bonus targets under the plan discussed under “Compensation Discussion & Analysis — Executive Compensation Components.” Actual bonuses received by these named executive officers for fiscal 2014 are reported in the Summary Compensation for Fiscal Year 2014 table under the column entitled “Non-Equity Incentive Plan Compensation” and described under “Compensation Discussion & Analysis — Executive Compensation Components .”
(2)	The stock options were granted as part of the Company’s regular performance review process and vest based on the executive continuing to provide services to the Company through the applicable vesting dates. See the “Compensation Discussion and Analysis” and “Outstanding Equity Awards at Fiscal Year-End” for additional information with respect to these stock option grants.
(3)	The value of a stock option award is based on the fair market value as of the grant date of such award determined pursuant to FASB ASC Topic 718. The exercise price for all options granted to the named executive officers is 100% of the fair market value of the shares on the grant date. The option exercise price has not been deducted from the amounts indicated above. Regardless of the value placed on a stock option on the grant date, the actual value of the option will depend on the market value of our Common Stock at such date in the future when the option is exercised and exceeds the exercise price.

Outstanding Equity Awards at Fiscal Year End

The following table shows all outstanding equity awards held by the named executive officers as of December 31, 2014. Unvested stock awards reported in the Grants of Plan Based Awards table above are also included in the table below.

	# of Securities	# of Securities				# of Shares		Market Value
	Underlying	Underlying				or Units of		of Shares or
	Unexercised	Unexercised		Option	Option	Stock That		Units of Stock
	Options (#)	Options (#)		Exercise	Expiration	Have Not		that Have Not
Name	Exercisable	Unexercisable		Price ($)	Date	Vested (#)		Vested (1)($)
Ronald Black	42,714	187,286	(2)	$8.76	2/3/2024	—		—
	—	—		$0.00	—	29,528	(3)	$327,466
	84,142	105,858	(4)	$5.46	2/1/2023	—		—
	352,750	242,250	(5)	$5.76	7/2/2022	—		—
	—	297,500	(6)	$5.76	7/2/2022	—		—
	—	297,500	(7)	$5.76	7/2/2022	—		—
Satish Rishi	9,285	40,715	(2)	$8.76	2/3/2024	—		—
	22,142	27,858	(4)	$5.46	2/1/2023	—		—
	—	45,000	(8)	$4.13	8/1/2022	—		—
	—	45,000	(9)	$4.13	8/1/2022	—		—
	31,500	13,500	(10)	$7.31	2/1/2022	—		—
	—	—		$0.00	—	3,000	(11)	$33,270
	26,833	8,167	(12)	$20.93	2/1/2021	—		—
	—	—		$0.00	—	2,000	(13)	$22,180
	30,933	1,067	(14)	$22.72	2/1/2020	—		—
	40,385	—	(15)	$8.55	2/2/2019	—		—
	40,000	—	(16)	$19.86	2/1/2018	—		—
	100,000	—	(17)	$18.69	2/1/2017	—		—
	220,000	—	(18)	$40.80	4/11/2016	—		—
Laura Stark	9,285	40,715	(2)	$8.76	2/3/2024	—		—
	22,142	27,858	(4)	$5.46	2/1/2023	—		—
	—	55,000	(8)	$4.13	8/1/2022	—		—
	—	55,000	(9)	$4.13	8/1/2022	—		—
	28,000	12,000	(10)	$7.31	2/1/2022	—		—
	—	—			—	2,500	(11)	$27,725
	23,000	7,000	(12)	$20.93	2/1/2021
	—	—		$0.00	—	1,875	(13)	$20,794
	29,000	1,000	(14)	$22.72	2/1/2020	—		—
	26,544	—	(15)	$8.55	2/2/2019	—		—
	60,000	—	(17)	$18.69	2/1/2017	—		—
	70,000	—	(19)	$22.94	1/6/2016	—		—
Jae Kim	8,357	36,643	(2)	$8.76	2/3/2024	—		—
	11,071	13,929	(4)	$5.46	2/1/2023	—		—
	6,642	8,358	(4)	$5.46	2/1/2023	—		—
	—	—		$0.00	—	3,750	(21)	$41,588
	10,500	4,500	(10)	$7.31	2/1/2022	—		—
	—	—		$0.00	—	2,000	(11)	$22,180
	—	—		$0.00	—	1,000	(13)	$11,090
	8,928	1,786	(22)	$5.63	2/1/2021	—		—
	19,607	3,922	(22)	$5.63	8/2/2020	—		—

	# of Securities	# of Securities				# of Shares		Market Value
	Underlying	Underlying				or Units of		of Shares or
	Unexercised	Unexercised		Option	Option	Stock That		Units of Stock
	Options (#)	Options (#)		Exercise	Expiration	Have Not		that Have Not
Name	Exercisable	Unexercisable		Price ($)	Date	Vested (#)		Vested (1)($)
Martin Scott	11,142	48,858	(2)	$8.76	2/3/2024	—		—
	26,571	33,429	(4)	$5.46	2/1/2023	—		—
	—	80,000	(8)	$4.13	8/1/2022	—		—
	—	80,000	(9)	$4.13	8/1/2022	—		—
	35,000	15,000	(10)	$7.31	2/1/2022	—		—
	—	—		$0.00	—	3,500	(11)	$38,815
	30,666	9,334	(12)	$20.93	2/1/2021
	—	—		$0.00	—	2,500	(13)	$27,725
	30,933	1,067	(14)	$22.72	2/1/2020	—		—
	40,385	—	(15)	$8.55	2/2/2019	—		—
	30,000	—	(16)	$19.86	2/1/2018	—		—
	200,000	—	(20)	$19.16	1/3/2017	—		—
Kevin Donnelly	11,142	48,858	(2)	$8.76	2/3/2024	—		—
	26,571	33,429	(4)	$5.46	2/1/2023	—		—
	—	45,000	(8)	$4.13	8/1/2022	—		—
	—	45,000	(9)	$4.13	8/1/2022	—		—
	28,000	12,000	(10)	$7.31	2/1/2022	—		—
	—	—		$0.00	—	2,500	(11)	$27,725
	23,000	7,000	(12)	$20.93	2/1/2021
	—	—		$0.00	—	1,875	(13)	$20,794
	22,233	767	(14)	$22.72	2/1/2020	—		—
	26,544	—	(15)	$8.55	2/2/2019	—		—
	30,000	—	(16)	$19.86	2/1/2018	—		—
	60,000	—	(17)	$18.69	2/1/2017	—		—
	70,000	—	(19)	$22.94	1/6/2016	—		—

(1)	The market value is calculated using the closing price of our Common Stock of $11.09 on December 31, 2014 (the last trading day of 2014), as reported on The Nasdaq Global Select Market (NASDAQ), multiplied by the unvested stock amount.
(2)	The option was granted on February 3, 2014. Options representing 1/10th of the total shares granted vested six months from the grant date and the remaining shares vest in equal monthly installments until they are fully vested on February 3, 2018.
(3)	The restricted stock units were granted on February 1, 2013. 1/3rd of the total shares granted will vest annually until fully vested on February 1, 2016.
(4)	The option was granted on February 1, 2013. Options representing 1/10th of the total shares granted vested six months from the grant date and the remaining shares vest in equal monthly installments until they are fully vested on February 1, 2017.
(5)	The option was granted on July 2, 2012. Options representing 1/10th of the total shares granted vested six months from the grant date and the remaining shares vest in equal monthly installments until they are fully vested on July 2, 2016.
(6)	The performance option was granted on July 2, 2012. Shares subject to the option fully vest on June 25, 2015 if Rambus common stock has previously attained a closing price on NASDAQ of $15.00 or more over any sixty (60) consecutive trading day period. If such performance milestone is not achieved by June 25, 2015, the option will become fully vested upon the subsequent date, if any, upon which such performance milestone is achieved prior to June 25, 2017, and if such performance milestone is not achieved prior to June 25, 2017, the option will terminate.
(7)	The performance option was granted on July 2, 2012. Shares subject to the option fully vest on June 25, 2015 if Rambus common stock has previously attained a closing price on NASDAQ over any sixty

(60) consecutive trading day period as follows: 20% will vest with a closing price of $16.00; 20% will vest with a closing price of $17.00; 20% will vest with a closing price of $18.00; 20% will vest with a closing price of $19.00; and 20% will vest with a closing price of $20.00. If the option has not vested, or has only partially vested by June 25, 2015, the option will vest if and to the extent the related performance milestones are achieved prior to June 25, 2017, and if the related performance milestones are not achieved prior to June 25, 2017, the unvested portion of the option will terminate.
(8)	The performance option was granted on August 1, 2012. Shares subject to the option fully vest on August 1, 2015 if Rambus common stock has previously attained a closing price on NASDAQ of $15.00 or more over any sixty (60) consecutive trading day period. If such performance milestone is not achieved by August 1, 2015, the option will become fully vested upon the subsequent date, if any, upon which such performance milestone is achieved prior to August 1, 2017, and if such performance milestone is not achieved prior to August 1, 2017, the option will terminate.
(9)	The performance option was granted on August 1, 2012. Shares subject to the option fully vest on August 1, 2015 if Rambus common stock has previously attained a closing price on NASDAQ over any sixty (60) consecutive trading day period as follows: 20% will vest with a closing price of $16.00; 20% will vest with a closing price of $17.00; 20% will vest with a closing price of $18.00; 20% will vest with a closing price of $19.00; and 20% will vest with a closing price of $20.00. If the option has not vested, or has only partially vested by August 1, 2015, the option will vest if and to the extent the related performance milestones are achieved prior to August 1, 2017, and if the related performance milestones are not achieved prior to August 1, 2017, the unvested portion of the option will terminate.
(10)	The option was granted on February 1, 2012. Options representing 1/10th of the total shares granted vested six months from the grant date and the remaining shares vest in equal monthly installments until they are fully vested on February 1, 2016.
(11)	The restricted stock units were granted on February 1, 2012. 25% of the total shares granted will vest annually until fully vested on February 1, 2016.
(12)	The option was granted on February 1, 2011. Options representing 1/10th of the total shares granted vested six months from the grant date and the remaining shares vest in equal monthly installments until they are fully vested on February 1, 2016.
(13)	The restricted stock units were granted on February 1, 2011. 25% of the total shares granted will vest annually until fully vested on February 1, 2015.
(14)	The option was granted on February 1, 2010. Options representing 1/10th of the total shares granted vested six months from the grant date and the remaining shares vest in equal monthly installments until they are fully vested on February 1, 2015.
(15)	The option was granted on February 2, 2009. Options representing 1/10th of the total shares granted vested six months from the grant date and the remaining shares vested in equal monthly installments until they were fully vested on February 2, 2014.
(16)	The option was granted on February 1, 2008. Options representing 1/10th of the total shares granted vested six months from the grant date and the remaining shares vested in equal monthly installments until they were fully vested on February 1, 2013.
(17)	The option was granted on February 1, 2007. Options representing 1/10th of the total shares granted vested six months from the grant date and the remaining shares vested in equal monthly installments until they were fully vested on February 1, 2012.
(18)	The option was granted on April 11, 2006. Options representing 1/10th of the total shares granted vested six months from the grant date and the remaining shares vested in equal monthly installments until they were fully vested on April 11, 2011.
(19)	The option was granted on January 6, 2006. Options representing 1/10th of the total shares granted vested six months from the grant date and the remaining shares vested in equal monthly installments until they were fully vested on January 6, 2011.
(20)	The option was granted on January 3, 2007. Options representing 1/10th of the total shares granted vested six months from the grant date and the remaining shares vested in equal monthly installments until they were fully vested on January 3, 2012.

(21)	The restricted stock units were granted on February 1, 2013. 25% of the total shares granted will vest annually until fully vested on February 1, 2017.
(22)	The option was granted on June 22, 2012 pursuant to the Company’s Offer to Exchange program. 1/3rd of the total shares granted vested on June 22, 2013 and the remaining shares continue to vest in equal monthly installments until fully vested on June 22, 2015.

Each of the options and other equity awards reflected on the table above were issued under the 1997 Plan or the 2006 Plan, which are plans that were or are available to all of our employees.

Option Exercises and Stock Vested

The following table shows all stock options exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting, by the named executive officers during fiscal year 2014.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1)($)
Ronald Black	14,764	129,333
Satish Rishi	5,500	48,180
Laura Stark	4,625	40,515
Jae Kim	8,250	86,320
Martin Scott	6,250	54,750
Kevin Donnelly	4,404	38,579

(1)	The value realized equals the market value of our Common Stock on the vesting date multiplied by the number of shares that vested.

Potential Payments Upon Termination or Change of Control

Equity Acceleration

In the event of a “change of control” or “merger” of the Company, as defined in the plans, each outstanding option or equity award will be assumed or an equivalent option or right substituted by the successor company. In the event that the successor company refuses to assume or substitute for the option or equity award, the participant will fully vest in and have the right to exercise all of his or her options or stock appreciation rights, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change of control, the administrator of the plan will notify the participant that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the administrator, and the option or stock appreciation right will terminate upon the expiration of such period.

The form of option agreement for the 2006 Plan and the Amended and Restated 1997 Stock Plan provide that if a successor company assumes outstanding options or awards or substitutes for options or awards with an equivalent award, then if following such assumption or substitution the participant’s status as an employee or employee of the successor company, as applicable, is terminated by the successor company as a result of an “Involuntary Termination” other than for “Cause” within 12 months following the change in control, the option or award will immediately vest and become exercisable as to 100% of the shares subject to the option or award.

Change of Control Severance Agreements

As part of our annual compensation program review, in March 2015, we entered into change of control severance agreements with our executive officers, except our CEO who has an employment agreement that governs certain change of control severance obligations applicable to him. These agreements are designed to promote stability and retention of senior management prior to and following a change of control and to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of the stockholders and other constituents of the company without undue concern over whether the transactions may jeopardize the executives’ own employment.

Each Agreement has an initial term of three years and will renew automatically for additional one-year terms unless either party to the Agreement provides the other with written notice of non-renewal at least 90 days prior to the date of automatic renewal. If we terminate the executive’s employment without “Cause” or the executive terminates his employment for “Good Reason”, and in each case, such termination occurs during a period beginning three months before a change of control and ending 12 months following a change of control, then subject to the executive signing and not revoking a separation agreement and release of claims and the executive’s continued compliance with the terms of the At Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement entered into between the executive and the Company, the executive will receive: (i) a lump sum payment (less applicable withholding taxes) equal to 100% of the executive’s annual base salary as in effect immediately prior to the executive’s termination date or, if greater, at the level in effect immediately prior to the change of control; (ii) a lump sum payment (less applicable withholding taxes) equal to 100% of the executive’s full bonus and commission for the year of termination at target level as in effect immediately prior to the executive’s termination date, or, if greater, at the level in effect immediately prior to the change of control; (iii) 100% of the executive’s then-outstanding and unvested equity awards will become vested in full (and if the amount of the award to vest is determined based on the achievement of performance criteria, then the equity awards will vest based on achievement at target levels for the relevant performance period(s)); and (iv) if the executive elects continuation coverage pursuant to COBRA for executive and his or her eligible dependents, the Company will reimburse the executive for the COBRA premiums for a maximum period of 12 months.

CEO Employment Agreement

Dr. Black’s employment agreement with the Company provides that in the event the Company terminates Dr. Black’s employment with the Company without “Cause” and such termination does not occur within the three months prior to or 12 months following a change of control of the Company, Dr. Black will receive: (i) continued payment (over 12 months) of one year of base salary and 100% of his target bonus, (ii) a monthly $3,000 payment (in lieu of continued employee benefits) for a period of 12 months, and (iii) 12 months additional vesting of all equity awards with a service based component (excluding awards with a performance-based component if the performance metric has not been achieved by the termination date). In the event the Company terminates Dr. Black’s employment with the Company without “Cause” or Dr. Black voluntarily terminates his employment for “Good Reason”, and in either event, such termination occurs within three months prior to or 12 months following a change of control of the Company, Dr. Black will receive: (i) continued payment (over 12 months) of 18 months of base salary and 150% of his target bonus, (ii) a monthly $3,000 payment (in lieu of continued employee benefits) for a period of 18 months, and (iii) 100% vesting of all equity awards with a service based component (excluding awards with a performance-based component if the performance metric has not been achieved by the termination date).

Potential Change of Control Payments

The value of the benefits that would be payable to Dr. Black assuming a qualifying termination of employment on February 27, 2015 is included in the chart below.

	Salary	Bonus	Equity	Benefits	Total
No Change of Control	$515,000	$618,000	$6,621,096	$36,000	$7,790,096
Change of Control	$772,500	$927,000	$6,621,096	$54,000	$8,374,596

The value of the benefits that would be payable to our NEOs, except for our CEO, assuming a qualifying termination of employment on February 27, 2015 is included in the chart below.

	Salary	Bonus	Equity	Benefits	Total
Satish Rishi	$325,000	$280,000	$1,962,628	$30,515	$2,598,143
Laura Stark	$300,000	$280,000	$2,045,827	$19,582	$2,645,408
Jae Kim	$300,000	$220,000	$1,060,238	$30,515	$1,610,753

Compensation of Directors

The following table shows compensation information for our non-employee directors for 2014.

Director Compensation

For Fiscal Year 2014

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)		Total ($)
J. Thomas Bentley	65,000	160,010	(2)	225,010
Penelope Herscher	60,000	160,010	(3)	220,010
Charles Kissner	40,000	160,010	(4)	200,010
David Shrigley	40,000	160,010	(5)	200,010
Eric Stang	75,000	160,010	(6)	235,010

(1)	The amounts shown are the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.
(2)	Reflects the compensation costs to be recognized associated with a restricted stock unit award of 13,418 shares of Common stock made on October 1, 2014 with a fair value as of the grant date of $11.93 per share disregarding forfeiture assumptions. Mr. Bentley also had options to purchase an aggregate of 92,917 shares outstanding as of December 31, 2014.
(3)	Reflects the compensation costs to be recognized associated with a restricted stock unit award of 13,418 shares of Common stock made on October 1, 2014 with a fair value as of the grant date of $11.93 per share disregarding forfeiture assumptions. Ms. Herscher also had options to purchase an aggregate of 60,000 shares outstanding as of December 31, 2014.
(4)	Reflects the compensation costs to be recognized associated with a restricted stock unit award of 13,418 shares of Common stock made on October 1, 2014 with a fair value as of the grant date of $11.93 per share disregarding forfeiture assumptions. Mr. Kissner also had options to purchase an aggregate of 40,000 shares outstanding as of December 31, 2014.
(5)	Reflects the compensation costs to be recognized associated with a restricted stock unit award of 13,418 shares of Common stock made on October 1, 2014 with a fair value as of the grant date of $11.93 per share disregarding forfeiture assumptions. Mr. Shrigley also had options to purchase an aggregate of 60,000 shares outstanding as of December 31, 2014.
(6)	Reflects the compensation costs to be recognized associated with a restricted stock unit award of 13,418 shares of Common stock made on October 1, 2014 with a fair value as of the grant date of $11.93 per share disregarding forfeiture assumptions. Mr. Stang also had options to purchase an aggregate of 40,000 shares outstanding as of December 31, 2014.

Summary of Director Plan

Annual Retainer. Each independent director receives an annual retainer of $40,000 in cash. The Chairpersons of the Board and Audit Committee each receive an additional annual retainer of $25,000. The Chairperson of the Compensation Committee receives an additional annual retainer of $20,000. The Chairperson of the Corporate Governance and Nominating Committee receives an additional annual retainer of $10,000. Each annual retainer is paid in quarterly installments. The annual retainers were not increased for 2014.

Annual Equity Grant. Each independent director receives an annual equity grant of such number of RSUs with an approximate fair market value equal to $160,000 at the time of grant. The RSU grants vest in full at the end of a one-year period, subject to the independent director continuing to serve through each applicable vesting date. If the director discontinues service prior to the vesting of any RSU grant, the Compensation Committee may, in its discretion, permit such grant to vest pro rata for the portion of the year during which such director served.

Initial Equity Grant. Any newly elected independent director joining our Board of Directors will receive an initial option to purchase 40,000 shares of Common Stock when he or she is first elected as a member of the Board. The term of such options will not exceed ten years. The option grants vest over a four-year period, with one-eighth of shares subject to the option vesting six months after the date of grant and the remaining shares vesting ratably each month thereafter, subject to the independent director continuing to serve through each applicable vesting date.

Awards granted to the independent directors under the 2006 Plan are generally not transferable, and all rights with respect to an award granted to a director or participant generally will be available during a director or participant’s lifetime only to the director or participant.

Each of the options granted to our independent directors was issued under the 1997 Plan or the 2006 Plan, which are plans that are available to all of our employees. As described under “Outstanding Equity Awards at Fiscal Year End,” the 1997 Plan provides for certain acceleration upon a “merger” of the Company, as defined under the 1997 Plan, and the 2006 Plan provides for certain acceleration upon a “change of control” of the Company, as defined under the 2006 Plan. In addition, with respect to options and any other equity awards granted to non-employee directors that are assumed or substituted for upon a change of control under the 2006 Plan, if the non-employee director is terminated other than upon a voluntary resignation, the options and other equity awards granted to such non-employee director will fully vest and be exercisable with respect to 100% of the shares subject to such options and other equity awards.

Pursuant to stock ownership guidelines adopted by the Board in October 2006 and updated in July 2013 and January 2015, each independent director is expected to accumulate and hold an equivalent value of our Common Stock of three times their annual total cash compensation and to achieve this by five years from the date that the director joined the Board. Directors are expected to maintain this minimum amount of stock ownership throughout their tenure on the Board. As of December 31, 2014, all of our directors met their ownership requirements.

AUDIT COMMITTEE REPORT

This section shall not be deemed to be “soliciting material,” or to be “filed” with the SEC, is not subject to the liabilities of Section 18 of the Securities Exchange Act and is not to be incorporated by reference into any filing of Rambus under the Securities Act of 1933, as amended, or the Securities Exchange Act, regardless of date or any other general incorporation language in such filing.

Report of the Audit Committee

The following is the report of the Audit Committee of our Board of Directors with respect to our audited financial statements for the fiscal year ended December 31, 2014, which include our consolidated balance sheets as of December 31, 2014 and 2013 and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for each of the fiscal years ended December 31, 2014, 2013 and 2012, and the notes thereto.

Review with Management	The Audit Committee has reviewed and discussed our audited financial statements and management’s report on internal control over financial reporting with management.

Review and Discussions with the Independent Registered Public Accounting Firm

The Audit Committee has discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with us concerning independence, as may be modified or supplemented, and has discussed with PricewaterhouseCoopers LLP its independence from us.

Conclusion	Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the SEC.

Respectfully submitted by:	THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS J. Thomas Bentley (Chair) Charles Kissner David Shrigley

OTHER MATTERS

The Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented or otherwise allowed to be considered at the Annual Meeting, the persons named in the enclosed proxy will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

BY ORDER OF THE BOARD OF DIRECTORS

Sunnyvale, California

March 11, 2015

Appendix A

RAMBUS INC.

2015 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide incentives to individuals who perform services to the Company, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

2. Definitions. As used herein, the following definitions will apply:

A. “Administrator” means the Board or any of its Committees that will be administering the Plan in accordance with Section 4 of the Plan.

B. “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

C. “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

D. “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

E. “Board” means the Board of Directors of the Company.

F. “Change in Control” means the occurrence of any of the following events:

i)

A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; provided, however, that for purposes of this clause (i), (1) the acquisition of beneficial ownership of additional stock by any one Person who is considered to beneficially own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; and (2) if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of 50% or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this clause (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

ii)	A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

iii)	A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

G. “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

H. “Committee” means a committee of independent, Outside Directors appointed by the Board in accordance with Section 4 hereof.

I. “Common Stock” means the common stock of the Company.

J. “Company” means Rambus Inc., a Delaware corporation, or any successor thereto.

K. “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, provided the services: (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

L. “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

M. “Director” means a member of the Board.

N. “Disability” means total and permanent disability as defined in Section 22(e) (3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

O. “Dividend Equivalent” means a credit, payable in cash or Shares, made at the discretion of the Administrator or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant. Dividend Equivalents may be subject to the same vesting restrictions as the related Shares subject to an Award, at the discretion of the Administrator.

P. “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

Q. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

R. “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced. The Administrator may not implement an Exchange Program.

S. “Fair Market Value” means, as of any date, the value of Common Stock as the Administrator may determine in good faith by reference to the price of such stock on any established stock exchange or a national market system on the day of determination if the Common Stock is so listed on any established stock exchange or a national market system. If the Common Stock is not listed on any established stock exchange or a national market system, the value of the Common Stock as the Administrator may determine in good faith.

T. “Fiscal Year” means the fiscal year of the Company.

U. “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

V. “Inside Director” means a Director who is an Employee.

W. “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

X. “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

Y. “Option” means a stock option granted pursuant to the Plan.

Z. “Outside Director” means a Director who is not an Employee.

AA. “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

BB. “Participant” means the holder of an outstanding Award.

CC. “Performance Goals” will have the meaning set forth in Section 12 of the Plan.

DD. “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

EE. “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

FF. “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

GG. “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

HH. “Plan” means this 2015 Equity Incentive Plan.

II. “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

JJ. “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

KK. “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

LL. “Section 16(b)” means Section 16(b) of the Exchange Act.

MM. “Service Provider” means an Employee, Director or Consultant.

NN. “Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

OO. “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

PP. “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

QQ. “Successor Corporation” has the meaning given to such term in Section 16(c) of the Plan.

3. Stock Subject to the Plan.

A. Stock Subject to the Plan. Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is 4,000,000 Shares, plus (i) any Shares remaining available for grant under the Company’s 2006 Equity Incentive Plan (the “Existing Plan”) on the date this Plan becomes effective, plus (ii) the number of Shares that are subject to awards under the Existing Plan that, on or after the date this Plan becomes effective, are forfeited, cancelled, exchanged or surrendered or terminate under the Existing Plan. The Shares may be authorized, but unissued, or reacquired Common Stock. In addition, no more than 10,000,000 Shares may be granted pursuant to Options intended to qualify as Incentive Stock Options.

B. Full Value Awards. Any Shares subject to Awards granted with an exercise price less than the Fair Market Value on the date of grant of such Awards will be counted against the numerical limits of this Section 3 as 1.5 Shares for every one Share subject thereto. Further, if Shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 3(c), 1.5 times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

C. Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, all of the Shares covered by the Award (that is, Shares actually issued pursuant to a Stock Appreciation Right, as well as the Shares that represent payment of the exercise price) shall cease to be available under the Plan. However, Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and exercise price of an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment provided in Section 16, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(c).

D. Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

A. Procedure.

i)	General Administration; Multiple Administrative Bodies. The Plan will be administered by a Committee or Committees as determined by the Board, which will be constituted to satisfy Applicable Laws. Different Committees with respect to different groups of Service Providers may administer the Plan.

ii)	Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

iii)	Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

iv)	Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

B. Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

i)	to determine the Fair Market Value;

ii)	to select the Service Providers to whom Awards may be granted hereunder;

iii)	to determine the number of Shares to be covered by each Award granted hereunder;

iv)	to approve forms of Award Agreements for use under the Plan;

v)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

vi)	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

vii)	to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

viii)	to modify or amend each Award (subject to Section 21(c) of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(c) of the Plan regarding Incentive Stock Options);

ix)	to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 17 of the Plan;

x)	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

xi)	to determine whether Awards (other than Options or SARs) will be adjusted for Dividend Equivalents;

xii)	to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine;

xiii)	to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

xiv)

to require that the Participant’s rights, payments and benefits with respect to an Award (including amounts received upon the settlement or exercise of an Award) will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award, as may be specified in an

Award Agreement at the time of the Award, or later if (A) Applicable Laws require the Company to adopt a policy requiring such reduction, cancellation, forfeiture or recoupment, or (B) pursuant to an amendment of an outstanding Award; and

xv)	to make all other determinations deemed necessary or advisable for administering the Plan.

C. Exchange Program. The Administrator may not institute an Exchange Program.

D. Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5. Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

A. Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

B. Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to Options granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Options covering more than 1,000,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted Options covering up to an additional 1,000,000 Shares.

C. Term of Option. The Administrator will determine the term of each Option in its sole discretion; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

D. Option Exercise Price and Consideration.

i)	Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

ii)	Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

iii)	Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws.

E. Exercise of Option.

i)	Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with an applicable withholding taxes). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan.

ii)	Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

iii)	Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

iv)	Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7. Restricted Stock.

A. Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

B. Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing sentence, for Restricted Stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year no Participant will receive more than an aggregate of 300,000 Shares of Restricted Stock; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 300,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

C. Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

D. Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

E. Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

F. Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

G. Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

H. Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

I. Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

8. Restricted Stock Units.

A. Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 8(d), may be left to the discretion of the Administrator. Notwithstanding anything to the contrary in this subsection (a), for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year of the Company, no Participant will receive more than an aggregate of 300,000 Restricted Stock Units; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 300,000 Restricted Stock Units.

B. Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

C. Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

D. Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

E. Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

F. Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

9. Stock Appreciation Rights.

A. Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

B. Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Stock Appreciation Rights covering more than 1,000,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted Stock Appreciation Rights covering up to an additional 1,000,000 Shares.

C. Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.

D. Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

E. Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 6(e) also will apply to Stock Appreciation Rights.

F. Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

i)	The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

ii)	The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10. Performance Units and Performance Shares.

A. Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant provided that during any Fiscal Year, for Performance Units or Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, (i) no Participant will receive Performance Units having an initial value greater than $3,000,000, and (ii) no Participant will receive more than 300,000 Performance Shares; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted up to an additional 300,000 Performance Shares.

B. Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

C. Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participant. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

D. Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

E. Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

F. Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

G. Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

11. Dividend Equivalents.

A. General. The Administrator, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant will be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the Awards are settled or forfeited. The Dividend Equivalents, if any, will be credited to an Award in such manner and subject to such terms and conditions as determined by the Administrator in its sole discretion. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company as described in Section 16, appropriate adjustments will be made to the Participant’s Award of Performance Units so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the consideration issuable upon settlement of the Award, and all such new, substituted or additional securities or other property will be immediately subject to the same vesting and settlement conditions as are applicable to the Award.

B. Section 162(m). Dividend Equivalents will be subject to the Fiscal Year Code Section 162(m) limits applicable to the underlying Restricted Stock Unit, Performance Share or Performance Unit Award as set forth in Sections 8 and 10, as applicable, hereof.

12. Performance-Based Compensation Under Code Section 162(m).

A. General. If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Code Section 162(m), the provisions of this Section 12 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 12.

B. Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of

Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”) including cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per Share; economic profit; economic value added; equity or stockholder’s equity; market share; net income; net profit; net sales; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; sales growth; return on net assets; or total return to stockholders. Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award.

C. Procedures. To the extent necessary to comply with the performance-based compensation provisions of Code Section 162(m), with respect to any Award granted subject to Performance Goals, within the first 25% of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Code Section 162(m)), the Administrator will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant will be eligible to receive payment pursuant to an Award for a Performance Period only if the Performance Goals for such period are achieved.

D. Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance based compensation under Code Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

13. Outside Director Limitations.

A. Cash-settled Awards. No Outside Director may be granted, in any Fiscal Year, cash-settled Awards with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of greater than $300,000, increased to $500,000 in the Fiscal Year of his or her initial service as an Outside Director.

B. Stock-settled Awards. Subject to the provisions of Section 16 of the Plan, no Outside Director may be granted, in any Fiscal Year, stock-settled Awards with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of greater than $300,000, increased to $500,000 in the Fiscal Year of his or her initial service as an Outside Director.

Any Awards granted to an individual while he or she was an Employee, or while he or she was a Consultant but not an Outside Director, will not count for purposes of the limitations under this Section 13.

14. Leaves of Absence. Unless the Administrator provides otherwise, or except as otherwise required by Applicable Laws, vesting of Awards granted hereunder will be suspended starting on the 30th consecutive day of any unpaid leave of absence approved by the Company, with such suspension of vesting terminating upon the Participant’s resumption of service with the Company. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

15. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

16. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

A. Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9, 10 and 13.

B. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

C. Change in Control.

(i) In the event of a Change in Control, subject to Section 16(c)(ii) and any vesting acceleration provisions in an Award or other agreement, outstanding Awards shall be treated in the manner provided in the agreement relating to the Change in Control (including as the same may be amended), including, without limitation:

(a) the continuation of the outstanding Award by the Company, if the Company is a surviving corporation;

(b) the assumption of the outstanding Awards, or substitution of equivalent Awards, by the acquiring or succeeding corporation (or an affiliate thereof) (the “Successor Corporation”) with appropriate adjustments as to the number and kind of shares and prices;

(c) that outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control;

(d) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or

(e) any combination of the foregoing.

Such agreement shall not be required to treat all Awards or individual types of Awards similarly in the Change in Control.

(ii) In the event that the Successor Corporation refuses to assume, continue or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

With respect to Awards granted to Outside Directors that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares subject thereto, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units denominated in dollars, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 16(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 16(c) to the contrary, if a payment under an Award Agreement is subject to Code Section 409A and if the change in control definition contained in the Award Agreement does not comply with the definition of “change of control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

17. Tax Withholding

A. Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

B. Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, provided the delivery of such Shares will not result in an adverse accounting consequences as the Administrator determines in its sole discretion, or (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

C. Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

18. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

19. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

20. Term of Plan. Subject to Section 25 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 21 of the Plan.

21. Amendment and Termination of the Plan.

A. Amendment and Termination. The Board or the Administrator may at any time amend, alter, suspend or terminate the Plan.

B. Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

C. Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

22. Conditions Upon Issuance of Shares.

A. Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

B. Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

23. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

24. Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but will not be limited to, fraud, breach of a fiduciary duty, restatement of financial statements as a result of fraud or willful errors or omissions, termination of employment for cause, violation of material Company and/or Subsidiary policies, breach of non-competition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries. The Administrator may also require the application of this Section with respect to any Award previously granted to a Participant even without any specified terms being included in any applicable Award Agreement to the extent required under Applicable Laws.

25. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

Appendix B

RAMBUS INC.

2015 EMPLOYEE STOCK PURCHASE PLAN

The following constitutes the provisions of the 2015 Employee Stock Purchase Plan of Rambus Inc.

1. Purpose. The purpose of the Plan is to provide Employees with an opportunity to purchase Common Stock through accumulated Contributions (as defined in Section 2(i) below). It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.

2. Definitions.

(a) “Administrator” means the Board or any committee designated by the Board to administer the Plan pursuant to Section 14.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where options are, or will be, granted under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Change of Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii) The consummation of a merger or consolidation of the Company, with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company, or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(iv) A change in the composition of the Board occurring within a two (2)-year period, as a result of which fewer than a majority of the Directors are Incumbent Directors. “Incumbent Directors” means Directors who either (A) are Directors as of the effective date of the Plan (pursuant to Section 23 hereof), or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors of the Company).

For the avoidance of doubt, a transaction will not constitute a Change of Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(e) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(f) “Common Stock” means the common stock of the Company.

(g) “Company” means Rambus Inc., a Delaware corporation.

(h) “Compensation” means an Employee’s base straight time gross earnings, but exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation. The Administrator, in its discretion, may on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Offering Period.

(i) “Contributions” means the payroll deductions and other additional payments to the Company that the Company may permit to be made by a participant to fund the exercise of options granted pursuant to the Plan.

(j) “Designated Subsidiary” means any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan.

(k) “Director” means a member of the Board.

(l) “Employee” means any individual who is a common law employee of an Employer and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under Applicable Law) for purposes of any separate Offering. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under Applicable Laws. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the start of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) that the definition of Employee will or will not include an individual if he or she: (1) has not completed at least two years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (2) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (3) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), or (4) is a highly compensated employee under Section 414(q) of the Code with compensation above a certain level or who is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Employer whose Employees are participating in that Offering. Each exclusion shall be applied with respect to an Offering in a manner complying with U.S. Treasury Regulation Section 1.423-2(e)(2). Except as required by Applicable Law, any time-based eligibility requirements will be determined as of the Enrollment Date of the applicable Offering Period.

(m) “Employer” means any one or all of the Company and its Designated Subsidiaries.

(n) “Enrollment Date” means the first Trading Day of each Offering Period.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(p) “Exercise Date” means the first Trading Day on or after May 1 and November 1 of each year. The first Exercise Date under the Plan will be November 2, 2015.

(q) “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for the Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or;

(iii) In the absence of an established market for the Common Stock, its Fair Market Value will be determined in good faith by the Administrator.

(r) “New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.

(s) “Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of this Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).

(t) “Offering Periods” means the periods of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after May 1 and November 1 of each year and terminating on the first Trading Day on or after the May 1 and November 1 Offering Period commencement date approximately six (6) months later. The first Offering Period under the Plan will commence on November 2, 2015, subject to the approval of the Plan by the stockholders of the Company at the 2015 Annual Meeting of Stockholders, and the first Exercise Date under the Plan will be May 2, 2016. The second Offering Period under the Plan will commence on May 2, 2016. The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 20 of this Plan.

(u) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(v) “Plan” means this 2015 Employee Stock Purchase Plan.

(w) “Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other Applicable Law or regulation) or pursuant to Section 20.

(x) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(y) “Trading Day” means a day on which the U.S. national stock exchanges and the Nasdaq System are open for trading.

(z) “U.S. Treasury Regulations” means the Treasury Regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code will include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3. Eligibility.

(a) Offering Periods. Any individual who is an Employee as of the Enrollment Date of any Offering Period will be eligible to participate in such Offering Period, subject to the requirements of Section 5.

(b) Non-U.S. Employees. Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.

(c) Limitations. Any provisions of the Plan to the contrary notwithstanding, no Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.

4. Offering Periods. The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 1 and November 1 of each year. The first Offering Period under the Plan will commence on November 2, 2015, subject to the approval of the Plan by the stockholders of the Company at the 2015 Annual Meeting of Stockholders, and the first Exercise Date under the Plan will be May 2, 2016. The Second Offering Period under the Plan will commence on May 2, 2016, or on such other date as the Administrator will determine, and continuing thereafter until terminated in accordance with Section 20. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. Participation. An Employee who is eligible to participate in the Plan pursuant to Section 3(a) may become a participant by (i) submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Enrollment Date, a properly completed subscription agreement authorizing Contributions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure prescribed by the Administrator.

6. Contributions.

(a) At the time a participant enrolls in the Plan pursuant to Section 5, he or she will elect to have payroll deductions made on each payday or other Contributions (to the extent permitted by the Administrator) made during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each such payday. The Administrator, in its sole discretion, may permit all participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Offering Period, provided that payment through means other than payroll deductions shall be permitted only if the participant has not already had the maximum permitted amount withheld through payroll deductions during the Offering Period. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(b) Payroll deductions authorized by a participant will commence on the first payday following the Enrollment Date and will end on the last payday in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10.

(c) All Contributions made for a participant will be credited to his or her account under the Plan and will be made in whole percentages only. A participant may not make any additional payments into such account.

(d) A participant may discontinue his or her participation in the Plan as provided in Section 10, or may increase or decrease the rate of his or her Contributions during the Offering Period by (i) properly completing and submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Exercise Date, a new subscription agreement authorizing the change in Contribution rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator; provided, however, that unless the Administrator provides otherwise, a participant may reduce, but not increase, his or her Contribution rate during an Offering Period for that Offering Period (it being understood that a participant may increase the Contribution rate for future Offering Periods prior to the commencement of any such Offering Period). If a participant has not followed such procedures to change the rate of Contributions, the rate of his or her Contributions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10). The Administrator may, in its sole discretion, limit the nature and/or number of Contribution rate changes that may be made by participants during any Offering Period and may establish such other conditions or limitations as it deems appropriate for Plan administration. Any change in payroll deduction rate made pursuant to this Section 6(d) will be effective as of the first full payroll period following five (5) business days after the date on which the change is made by the participant (unless the Administrator, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).

(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b), a participant’s Contributions may be decreased to zero percent (0%) at any time during an Offering Period. Subject to Section 423(b)(8) of the Code and Section 3(c) hereof, Contributions will recommence at the rate originally elected by the participant effective as of the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

(f) Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Employees to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted under applicable local law, and (ii) the Administrator determines that cash contributions are permissible under Section 423 of the Code.

(g) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the participant must make adequate provision for the Company’s or the Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the Employee. In addition, the Company or the Employer, may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

7. Grant of Option. On the Enrollment Date of each Offering Period, each Employee participating in such Offering Period will be granted an option to purchase on the Exercise Date(s) of such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such participant’s Contributions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will a participant be permitted to purchase during each Offering Period more than five thousand (5,000) shares of Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase will be subject to the limitations set forth in Sections 3(c) and 13. The Employee may accept the grant of such option with respect to any Offering Period under the Plan, by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a participant may purchase during each Offering Period. Exercise of the option will occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.

8. Exercise of Option.

(a) Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such participant at the applicable Purchase Price with the accumulated Contributions in his or her account. No fractional shares of Common Stock will be purchased; any Contributions accumulated in a participant’s account which are not sufficient to purchase a full share will be returned to the participant. Any other funds left over in a participant’s account after the Exercise Date will be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

(b) Notwithstanding any contrary Plan provision, if the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and either (x) continue any Offering Period then in effect, or (y) terminate any Offering Period then in effect pursuant to Section 20. The Company may make pro rata allocation of the shares of Common Stock available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares of Common Stock for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

9. Delivery. As soon as administratively practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each participant, as appropriate, the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the participant as provided in this Section 9.

10. Withdrawal.

(a) Under procedures established by the Administrator, a participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s payroll office (or its designee) a written notice of withdrawal in the form prescribed by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure prescribed by the Administrator. All of the participant’s Contributions credited to his or her account will be paid to such participant as promptly as practicable after the effective date of his or her withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period unless the participant re-enrolls in the Plan in accordance with the provisions of Section 5.

(b) A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11. Termination of Employment. Upon a participant’s ceasing to be an Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such participant’s option will be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment will be treated as continuing to be an Employee for the participant’s customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

12. Interest. No interest will accrue on the Contributions of a participant in the Plan, except as may be required by Applicable Law, as determined by the Company, and if so required by the laws of a particular jurisdiction, shall apply to all participants in the relevant Offering except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).

13. Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19, the maximum number of shares of Common Stock which will be made available for sale under the Plan will be 2,000,000 shares of Common Stock.

(b) Shares of Common Stock to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

14. Administration. The Board or a committee of members of the Board who will be appointed from time to time by, and will serve at the pleasure of, the Board, will administer the Plan. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to designate separate Offerings under the Plan, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the United States, the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 13(a) hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan will govern the operation of such sub-plan). Unless otherwise determined by the Administrator, the Employees eligible to participate in each such sub-plan will participate in a separate Offering. The Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate to one or more individuals all or any part of its authority and powers under the Plan. Without limiting the generality of this Section 14, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision and determination made by the Administrator (or its designee) will, to the full extent permitted by law, be final and binding upon all parties.

15. Designation of Beneficiary.

(a) A participant may designate a beneficiary who is to receive any shares of Common Stock and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may designate a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(b) The participant may change such designation of beneficiary at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c) All beneficiary designations under this Section 15 will be made in such form and manner as the Administrator may prescribe from time to time. Notwithstanding Sections 15(a) and (b) above, the Company and/or the Administrator may decide not to permit such designations by participants in non-U.S. jurisdictions to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

16. Transferability. Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15) by the participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw from an Offering Period in accordance with Section 10.

17. Use of Funds. The Company may use all Contributions received or held by the Company under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions, except under Offerings in which applicable local law requires that Contributions to the Plan by participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party for participants in non-U.S. jurisdictions. Until shares of Common Stock are issued under the Plan (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a participant will only have the rights of an unsecured creditor with respect to such shares.

18. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

19. Adjustments, Dissolution, Liquidation, Merger or Change of Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Administrator will adjust the number and class of Common Stock which may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 7 and 13.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10.

(c) Merger or Change of Control. In the event of a merger or Change of Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Offering Period then in progress will be shortened by setting a New Exercise Date and any Offering Period then in progress will end on the New Exercise Date. The New Exercise Date will be before the date of the Company’s proposed merger or Change of Control. The Administrator will notify each participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10.

20. Amendment or Termination.

(a) The Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19, no such termination can affect options previously granted under the Plan, provided that an Offering Period may be terminated by the Administrator on any Exercise Date if the Administrator determines that the termination or suspension of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and this Section 20, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company will obtain stockholder approval in such a manner and to such a degree as required.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator will be entitled to change the Offering Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;

(ii) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(iii) shortening any Offering Period by setting a New Exercise Date, including an Offering Period underway at the time of the Administrator action;

(iv) reducing the maximum percentage of Compensation a participant may elect to set aside as Contributions; and

(v) reducing the maximum number of Shares a participant may purchase during any Offering Period.

Such modifications or amendments will not require stockholder approval or the consent of any Plan participants.

21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an option under the Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder, the Exchange Act, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Term of Plan. The Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It will continue in effect until terminated under Section 20.

24. Code Section 409A. The Plan is exempt from the application of Code Section 409A and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company will have no liability to a participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Code Section 409A.

25. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

26. Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions).

27. Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan will be construed and enforced as to such jurisdiction or participant as if the invalid, illegal or unenforceable provision had not been included.

Rambus register mark ATTN: SECRETARY 1050 ENTERPRISE WAY, SUITE 700 SUNNYVALE, CALIFORNIA 94089 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/RMBS2015 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M81620-P59161 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. RAMBUS INC. The Board of Directors unanimously recommends a “For” vote on Proposals 1, 2, 3, 4 and 5. 1. Election of Directors For Against Abstain Nominees: 1a. Ronald Black 1b. Penelope A. Herscher 1c. Eric Stang For Against Abstain 2. Advisory vote to approve named executive officer compensation. 3. Approval of the 2015 Equity Incentive Plan. 4. Approval of the 2015 Employee Stock Purchase Plan. 5. Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. Please sign exactly as your name appears above. When shares are registered in the names of two or more persons, whether as joint tenants, as community property or otherwise, both or all of such persons should sign. When signing as attorney, executor, administrator, trustee, guardian or in another fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership’s name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Rambus register mark ANNUAL MEETING OF STOCKHOLDERS APRIL 23, 2015 9:00 a.m. Pacific Time www.virtualshareholdermeeting.com/RMBS2015 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M81621-P59161 Rambus Inc. PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 23, 2015. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RAMBUS INC. The undersigned stockholder of Rambus Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, each dated March 11, 2015, and hereby appoints Ronald Black and Jae Kim, and each of them as proxies and attorneys-in-fact, each with full power of substitution to represent the undersigned at the Annual Meeting of Stockholders of Rambus Inc. to be held on April 23, 2015 at 9:00 a.m. Pacific Time, at www.virtualshareholdermeeting.com/RMBS2015 and at any adjournment or postponement thereof, and to vote all shares of common stock of the Company held of record by the undersigned as hereinafter specified upon the proposals listed on the reverse side. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4 AND 5 ON THE REVERSE SIDE AND, AS THE PROXIES DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR MAY OTHERWISE BE ALLOWED TO BE CONSIDERED AT THE MEETING. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. SEE REVERSE SIDE CONTINUED AND TO BE SIGNED ON REVERSE SIDE SEE REVERSE SIDE